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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MSC INDUSTRIAL DIRECT CO., INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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75 Maxess Road
Melville, New York 11747

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the shareholders of MSC Industrial Direct Co., Inc.:

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of MSC Industrial Direct Co., Inc., a New York corporation, will be held on January 7, 2009 at 9:00 a.m., local time, at the JPMorgan Chase Conference Center, lower level, at 395 North Service Road, Melville, New York 11747, for the following purposes:

  1.
  To elect seven directors to serve for one-year terms;

  2.
  To amend our Associate Stock Purchase Plan to (i) increase the number of shares available for sale thereunder by 350,000 shares of our Class A common stock, (ii) extend the term of the plan by an additional ten years, through October 31, 2018 and (iii) make certain other changes;

  3.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2009; and

  4.
  To consider and act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

        Only shareholders of record at the close of business on November 19, 2008 are entitled to vote at the annual meeting and any adjournments or postponements thereof.

        All shareholders are cordially invited to attend the annual meeting. However, to assure your representation at the annual meeting, you are urged to complete, sign and date the enclosed proxy card as promptly as possible, and return it in the postage-paid envelope provided. Any shareholder attending the annual meeting may vote in person even if he or she has already returned a proxy.

By Order of the Board of Directors,

Steve Armstrong Vice President, General Counsel and Corporate Secretary
Melville, New York December 4, 2008

IMPORTANT:

The prompt return of proxies will ensure that your shares will be voted. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDERS MEETING TO BE HELD ON JANUARY 7, 2009.

Our Proxy Statement and Annual Report are available online at:
http://ww3.ics.adp.com/streetlink/msm

75 Maxess Road
Melville, New York 11747

PROXY STATEMENT

FOR
Annual Meeting of Shareholders
to be held on January 7, 2009

INFORMATION ABOUT THE MEETING

        We are furnishing this proxy statement to you in connection with the solicitation of proxies by our Board of Directors, which we refer to as the Board, to be used at our 2009 annual meeting of shareholders, or at any adjournments or postponements thereof. This proxy statement describes the matters to be presented at the meeting and related information that will help you vote at the meeting. References in this proxy statement to "the company," "we," "us," "our" and similar terms mean MSC Industrial Direct Co., Inc.

        The notice of annual meeting, this proxy statement and the proxy card were first mailed on or about December 4, 2008 to our shareholders of record as of November 19, 2008.

        The mailing address of our principal executive office is 75 Maxess Road, Melville, New York 11747.

When and where is the annual meeting?

        The annual meeting will be held at the JPMorgan Chase Conference Center, lower level, at 395 North Service Road, Melville, New York 11747, on January 7, 2009 at 9:00 a.m., local time.

What am I voting on?

        You are voting on the following proposals:

  •
  to elect seven directors to serve for one-year terms;

  •
  to amend our Associate Stock Purchase Plan to (i) increase the number of shares available for sale thereunder by 350,000 shares of our Class A common stock, (ii) extend the term of the plan by an additional ten years, through October 31, 2018 and (iii) make certain other changes;

  •
  to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2009; and

  •
  to consider and act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

What are the voting recommendations of the Board of Directors?

        Our Board recommends that you vote "FOR" each of the director nominees, "FOR" the proposal to amend our Associate Stock Purchase Plan and "FOR" ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2009.

Who is entitled to vote?

        Only shareholders of record of our Class A common stock and our Class B common stock at the close of business on November 19, 2008, the record date, are eligible to vote at the annual meeting. On that date, we had outstanding 43,883,539 shares of Class A common stock and 18,389,874 shares of Class B common stock.

What is a shareholder of record?

        You are a shareholder of record if you are registered as a shareholder with our transfer agent, Computershare Shareholder Services.

What is a beneficial shareholder?

        You are a beneficial shareholder if a brokerage firm, bank, trustee or other agent holds your shares in their name for your benefit.

What is a quorum?

        A quorum is the minimum number of shares required to hold a shareholders meeting. Under New York law and our By-Laws, the presence in person or by proxy of the holders of a majority of the total shares of our Class A common stock and our Class B common stock which are entitled to vote is necessary to constitute a quorum at the annual meeting.

How many votes are needed for the proposals to pass?

        The election of directors requires the affirmative vote of a plurality of the votes cast in person or by proxy at the annual meeting. All other proposals require the affirmative vote of a majority of the votes cast on those proposals at the annual meeting. Abstentions and broker non-votes are not counted for any purpose in determining whether a matter has been approved, but are considered present and entitled to vote for purposes of determining a quorum.

        On all matters to be voted upon at the annual meeting and any adjournments or postponements thereof, the record holders of the Class A common stock and the Class B common stock vote together as a single class, with each holder of Class A common stock entitled to one vote per share of Class A common stock and each holder of Class B common stock entitled to ten votes per share of Class B common stock.

What is a broker non-vote?

        If you hold shares beneficially in street name and do not provide your broker, bank or other agent with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and the beneficial owner does not provide instructions. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. However, if you are a beneficial owner whose shares are held in the name of a broker, and you do not provide your broker with voting instructions, the broker has the authority to vote your shares for or against certain "routine" matters. Routine matters include all of the proposals to be voted on at the annual meeting, other than the proposal to amend our Associate Stock Purchase Plan.

How do I vote?

        If you are a shareholder of record, you may vote by signing, dating and mailing your proxy card. If you are a beneficial shareholder, you must follow the voting procedures provided by your broker, bank, trustee or other nominee included with your proxy materials.

        If you are a record holder and you sign your proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board ("FOR" all seven of our nominees to the Board, "FOR" the proposal to amend our Associate Stock Purchase Plan, and "FOR" ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm).

        If your shares are held in the MSC Industrial Direct Co., Inc. 401(k) Plan, the enclosed proxy will serve as a voting instruction card for the trustee of our 401(k) Plan, T. Rowe Price Trust Company, who will vote all shares of Class A common stock of the company allocated to your 401(k) account in accordance with your instructions. If the voting instruction card is returned without choices marked, and if not otherwise directed, the shares in your 401(k) account that are represented by the voting instruction card will not be voted.

What will happen if another matter properly comes before the annual meeting?

        Our Board does not intend to bring any matter before the annual meeting except as specifically indicated in the foregoing notice, nor does our Board know of any matters that anyone else proposes to present for action at the annual meeting. However, if any other matters are properly presented at the meeting for a vote, the enclosed proxy confers discretionary authority to the individuals named as proxies to vote the shares represented by proxy, as to those matters.

If I plan to attend the annual meeting, should I still vote by proxy?

        All shareholders are cordially invited to attend the annual meeting. However, to assure your representation at the annual meeting, you are urged to complete, sign and date the enclosed proxy card as promptly as possible, and return it in the postage-paid envelope provided. Any shareholder attending the annual meeting may vote in person even if he or she has already returned a proxy.

        If you send in your proxy card and also attend the meeting, you do not need to vote again at the meeting unless you want to change your vote. Written ballots will be available at the meeting for shareholders of record. Beneficial shareholders who wish to vote in person must request a proxy from their broker or other nominee and bring that proxy to the annual meeting.

Who pays the cost for the solicitation of proxies?

        We will pay the expenses of solicitation of proxies for the annual meeting. Such solicitation may be made in person or by telephone by officers and employees of the company. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to the beneficial owners of shares of our Class A common stock.

How do I change my vote?

        Shareholders of record may revoke their proxies by giving written notice of revocation to our Corporate Secretary before the annual meeting, by delivering later-dated proxies, or by voting in person at the meeting. Beneficial shareholders may change their vote by following the instructions of their broker, bank, trustee or other nominee.

 ELECTION OF DIRECTORS
(PROPOSAL 1)

        Seven directors will be elected at our 2009 annual meeting of shareholders for a term of one year expiring at the 2010 annual meeting, and will serve until their respective successors shall have been elected, or until their earlier resignation or removal. Each of the nominees for director was previously elected a director of the company by our shareholders, other than Ms. Louise Goeser, who has been nominated by our Board for election at the annual meeting. In addition, Mr. Charles Boehlke, our Executive Vice President and Chief Financial Officer, previously served as a director of the company from January 2001 to December 2007 and is not currently serving as a director.

        Each nominee has indicated that he or she is willing to serve as a member of our Board, if elected, and our Board has no reason to believe that any nominee may become unable or unwilling to serve. In the event that a nominee should become unavailable for election for any reason, the shares represented by a properly executed and returned proxy will be voted for any substitute nominee who shall be designated by the current Board. There are no arrangements or understandings between any director or nominee for director and any other person pursuant to which such person was selected as a director or nominee for director of the company.

        Our Nominating and Corporate Governance Committee has reviewed the qualifications and independence of the nominees for director, and, with each member of the Nominating and Corporate Governance Committee abstaining as to himself, has recommended each of the other nominees for election to our Board.

Nominees for Director

Name of Nominee	Principal Occupation	Age	Director Since
Charles Boehlke	Executive Vice President and Chief Financial Officer of the company	52	n/a
Roger Fradin	President and Chief Executive Officer of Automation and Control Solutions Division of Honeywell International Inc.	55	July 1998
Louise Goeser	Corporate Director	55	n/a
Denis Kelly	Managing Partner of Scura, Rise & Partners LLC	59	April 1996
Mitchell Jacobson	Chairman of the Board of Directors of the company	57	October 1995
Philip Peller	Business Consultant; Retired Partner of Arthur Andersen LLP	69	April 2000
David Sandler	President and Chief Executive Officer of the company	51	June 1999

        Charles Boehlke has served as our Executive Vice President and Chief Financial Officer since January 2003. Prior to being appointed as our Executive Vice President, Mr. Boehlke was appointed our Senior Vice President and Chief Financial Officer in June 2000. From April 1996 to April 2000, he was the Vice President of Finance for North American operations at Arrow Electronics, Inc. From January 1994 to April 1996, Mr. Boehlke served as the Chief Financial Officer of Black & Decker Mexico. He held several other finance positions of increasing responsibility at Black & Decker between 1980 and 1994. Mr. Boehlke previously served on our Board from January 2001 to December 2007.

        Roger Fradin has served as the President and Chief Executive Officer of the Automation and Control Solutions Division of Honeywell International Inc. since June 2002. Previously, from 2000 until June 2002, he was President of the Security and Fire Solutions Division of Honeywell International Inc. From 1987 until 2000, Mr. Fradin served as the President of the ADEMCO Group.

        Louise Goeser served as President and Chief Executive Officer of Ford of Mexico from January 2005 to November 2008. Prior to this position, she served as Vice President, Global Quality for Ford Motor Company, a position she had held since 1999. Prior to 1999, she served as Vice President for Quality at Whirlpool Corporation, and served in various leadership positions with Westinghouse Electric Corporation. Ms. Goeser is also a director and a member of the Compensation, Governance and Nominating Committee of PPL Corporation. Ms. Goeser has been nominated by our Board for election at the annual meeting and has not previously served on our Board.

        Denis Kelly is a Managing Partner of Scura, Rise & Partners LLC, a private investment banking firm. From 1993 to 2000, he was a Managing Director of Prudential Securities Inc. Previously, he served as the President of Denbrook Capital Corporation, a merchant banking firm, from 1991 to 1993. From 1980 to 1991, Mr. Kelly held various positions at Merrill Lynch, including Managing Director of Mergers and Acquisitions and Managing Director of Merchant Banking. Mr. Kelly began his investment banking career at Lehman Brothers in 1974. Mr. Kelly is also a director and a member of the Audit Committee of Kenneth Cole Productions, Inc., a director of Plymouth Financial Company, Inc. and Chairman of the Board of Directors of Ashburn Hill Corporation.

        Mitchell Jacobson was appointed our President and Chief Executive Officer in October 1995 and held both positions until November 2003. He continued as our Chief Executive Officer until November 2005. Mr. Jacobson was appointed our Chairman of the Board of Directors in January 1998. Previously, Mr. Jacobson was President and Chief Executive Officer of Sid Tool Co., Inc., our predecessor company and current wholly-owned and principal operating subsidiary, which we refer to as Sid Tool, from June 1982 to November 2005.

        Philip Peller is an independent business consultant. He was a partner of Andersen Worldwide S.C. and Arthur Andersen LLP from 1970 until his retirement in 1999. He served as Managing Partner of Practice Protection and Partner Affairs for Andersen Worldwide S.C. from 1998 to 1999 and as Managing Partner of Practice Protection from 1996 to 1998. He also served as the Managing Director of Quality, Risk Management and Professional Competence for Arthur Andersen's global audit practice. In addition, Mr. Peller is a director and Chairman of the Audit Committee of Kenneth Cole Productions, Inc. Mr. Peller has served as our Lead Director since December 2007.

        David Sandler was appointed our President and Chief Executive Officer in November 2005. Mr. Sandler was our President and Chief Operating Officer from November 2003 to November 2005. Previously, from November 2000 to November 2003, he served as our Executive Vice President and Chief Operating Officer. In June 1999, he was also appointed as a member of our Board. From May 1999 to November 2000, he was Executive Vice President of the company. From 1998 to 1999, Mr. Sandler served as our Senior Vice President, Administration. From 1989 to 1998, he held various positions of increasing responsibility for several departments throughout the company, including Information Systems, Product Management, Purchasing, Corporate Development, Human Resources and Finance. In the spring of 1989, Mr. Sandler joined the company as a result of our acquisition of Dancorp Inc., a New England-based industrial supply distributor, where he served as President and Chief Executive Officer from 1976 to 1989.

        In December 2005, Erik Gershwind was appointed as our Senior Vice President of Product Management and Marketing. Mr. Gershwind is the nephew of Mr. Jacobson, the Chairman of our Board, and the son of Marjorie Gershwind, Mr. Jacobson's sister. There are no other family relationships among any of our directors or executive officers.

The Board recommends a vote "FOR"
the re-election of each of Messrs. Jacobson, Sandler, Fradin, Kelly and Peller and
for the election of Ms. Goeser and Mr. Boehlke.

Proxies received in response to this solicitation
will be so voted unless otherwise specified in the proxy.

 CORPORATE GOVERNANCE

Director Independence

        Pursuant to New York Stock Exchange listing standards, a majority of the members of our Board must be independent. The Board must determine that each independent director has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). The Board follows the criteria set forth in Section 303A of the New York Stock Exchange listing standards to determine director independence. Our independence criteria are also set forth in Section I of our Corporate Governance Guidelines, a copy of which is available on the Corporate Governance webpage of our website at www.mscdirect.com. In addition to applying these guidelines, the Board will consider all relevant facts and circumstances in making an independence determination.

        The Board undertakes a review of director independence on an annual basis, and as events arise which may affect director independence. Based upon this review, the Board determined that Messrs. Fradin, Kelly and Peller are independent in accordance with Section 303A.02 of the New York Stock Exchange listing standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, as well as under our Corporate Governance Guidelines.

        In addition, the Board has determined that Ms. Goeser has no material relationship with the company that would interfere with the exercise of her independent judgment and is otherwise independent in accordance with the New York Stock Exchange Listing Standards and Rule 10A-3 promulgated under the Exchange Act, as well as under our Corporate Governance Guidelines. In evaluating the independence of Ms. Goeser, the Board considered that, until November 1, 2008, Ms. Goeser was the President and Chief Executive Officer of Ford of Mexico, an affiliate of Ford Motor Company. Ford Motor Company and various of its affiliates are customers of the company. In addition, the Board considered that Ms. Goeser is a director of PPL Corporation, which is also one of our customers. Sales to such companies were made in the ordinary course of business and amounted to significantly less than 1% of our gross revenues during our most recent fiscal year.

        From on or about February 1, 2007 to December 7, 2007, Mr. Raymond Langton, then a member of our Board and each of our Board's committees, had ceased to be independent as a result of Mr. Langton's becoming an employee of a private investment company indirectly owned by Mitchell Jacobson, our Chairman of the Board, and members of his family. Because Mr. Langton had ceased to be independent, only three of the seven members of our Board, and only three of the four members of each committee of our Board, were independent. Mr. Langton resigned on December 7, 2007 from our Board and each committee of our Board.

Committees and Meetings of the Board

        Our Board held five meetings during the last fiscal year. Each of the directors attended at least 75% of the aggregate number of meetings of our Board and of the committees of our Board on which he served.

        The non-management directors, Messrs. Fradin, Kelly and Peller, who are independent directors under the New York Stock Exchange listing standards, meet at regularly scheduled executive sessions without members of management present. The independent directors have rotated serving as the presiding director at the executive sessions of the independent directors.

        We encourage attendance by the directors at our annual meeting of shareholders. All of our current directors attended the annual meeting held on February 7, 2008, either in person or by telephone.

        The standing committees of our Board are the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The table below provides the current membership for each of these committees. In addition, the Board has appointed Ms. Goeser to serve as a member of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, subject to and effective upon her election to our Board at the annual meeting.

Name	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Roger Fradin	X		X		X
Denis Kelly	X		X	*	X	*
Mitchell Jacobson
Philip Peller	X	*	X		X
David Sandler

*
Committee Chair

   Audit Committee

        The Audit Committee is currently comprised of Messrs. Fradin, Kelly and Peller, each of whom the Board has determined to be independent under both the rules of the SEC and the listing standards of the New York Stock Exchange and to meet the financial literacy requirements of the New York Stock Exchange. Mr. Peller is the Chairman of the Audit Committee. In addition, the Board has determined that Mr. Peller qualifies as an "audit committee financial expert" within the meaning of the rules of the Securities and Exchange Commission, which we refer to herein as the SEC.

        The purpose of the Audit Committee is:

  •
  to assist Board oversight of the preparation and integrity of our financial statements, our compliance with our ethics policies and legal and regulatory requirements, the independent registered public accounting firm's qualifications, performance and independence, and the performance of our internal audit function; and

  •
  to prepare an annual Audit Committee report to be included in our annual proxy statement.

        The Audit Committee is directly responsible for appointing and terminating our independent registered public accounting firm and for recommending to our Board that the audited financial statements be included in our Annual Report on Form 10-K for filing with the SEC. See the section entitled "Audit Committee Report" beginning on page 22 of this proxy statement for additional information. The Audit Committee must also undertake an annual evaluation of its performance.

        The Audit Committee has the responsibilities and functions mandated by Sections 303A.06 and 303A.07 of the New York Stock Exchange listing standards and Rule 10A-3 promulgated under the Exchange Act, as set forth in the Audit Committee's current charter, a copy of which is available on the Corporate Governance page of our website at www.mscdirect.com, and a printed copy of which is available to any shareholder requesting a copy by writing to: Corporate Secretary, MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, New York 11747. The Audit Committee has the authority to engage independent counsel and other advisors as it deems necessary to carry out its duties. We are obligated to provide appropriate funding for the Audit Committee for these purposes. The Audit Committee met five times during the fiscal year ended August 30, 2008.

        We do not have a standing policy on the maximum number of audit committees of other publicly owned companies on which the members of our Audit Committee may serve. However, if a member of our Audit Committee simultaneously serves on the audit committee of more than two other publicly-owned companies, our Board must determine whether such simultaneous service would impair the ability of such member to effectively serve on our Audit Committee. Any such determination will be disclosed in our annual proxy statement.

  Compensation Committee

  Responsibilities and Meetings

        Our Board has a standing Compensation Committee currently comprised of Messrs. Fradin, Kelly and Peller, each of whom is an independent director. Mr. Kelly is the Chairman of the Compensation Committee. The Compensation Committee is responsible for:

  •
  reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

  •
  evaluating our Chief Executive Officer's performance in light of those goals and objectives;

  •
  determining and approving our Chief Executive Officer's compensation level based on their evaluation of his performance;

  •
  setting the compensation levels of all of our executive officers (other than our Chief Executive Officer), including with respect to incentive compensation plans and equity-based plans of the company; and

  •
  preparing a Compensation Committee report on executive compensation to be included in our annual proxy statement.

        The Compensation Committee also administers our equity incentive plans and must undertake an annual evaluation of its performance.

        The Compensation Committee has adopted a written charter, a copy of which is available on the Corporate Governance page of our website at www.mscdirect.com, and a printed copy of which is available to any shareholder requesting a copy by writing to: Corporate Secretary, MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, New York 11747. The Compensation Committee met six times during the fiscal year ended August 30, 2008.

  Delegation of Authority

        The Compensation Committee does not delegate its responsibilities to any other directors or members of management. Under our 2005 Omnibus Equity Plan, the Compensation Committee is permitted to delegate its authority under such plan. However, as a matter of policy, the Compensation Committee authorizes all grants of equity awards under the 2005 Omnibus Equity Plan.

  Compensation Processes and Procedures

        The Compensation Committee makes all compensation decisions for our executive officers. The views and recommendations of Mitchell Jacobson, our Chairman of the Board, and David Sandler, our Chief Executive Officer, are, and will continue to be, considered by the members of the Compensation Committee in its review of the performance and compensation of individual executives. Mr. Jacobson also provides input on Mr. Sandler's compensation. Our Senior Vice President of Human Resources, Ms. Eileen McGuire, assists the Chairman of the Compensation Committee in developing the agenda for committee meetings and works with the Compensation Committee in developing agenda materials for the committee's review, including coordinating and presenting management's proposals and recommendations to the Compensation Committee with respect to executive compensation and to our Nominating and Corporate Governance Committee with respect to director compensation. Both Ms. McGuire and Mr. Sandler regularly attend Compensation Committee meetings, excluding portions of meetings where their own compensation is discussed. The Compensation Committee considers, but is not bound by, management's proposals and recommendations with respect to executive compensation.

        Beginning in fiscal year 2005, the Compensation Committee engaged Towers Perrin, a compensation consulting firm, to assist the committee on compensation matters, market practices and our compensation strategies and goals. Towers Perrin provides research, market data and survey information and makes recommendations to the Compensation Committee regarding our executive compensation programs and to the Nominating and Corporate Governance Committee regarding our non-employee director compensation programs. Towers Perrin advises the Compensation Committee on the competitiveness of our compensation arrangements and provides input, analysis and recommendations for the compensation paid to our named executive officers, other executives and non-management directors. Towers Perrin provides data and analysis with respect to public companies having similar characteristics (including size, profitability, geography, business lines and growth rates) to those of the company. The Compensation Committee considers, but is not bound by, the consultant's proposals and recommendations with respect to executive compensation.

  Nominating and Corporate Governance Committee

        Our Board has a standing Nominating and Corporate Governance Committee comprised of Messrs. Fradin, Kelly and Peller, each of whom is an independent director. Mr. Kelly is the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for:

  •
  identifying individuals qualified to become members of our Board consistent with criteria approved by our Board;

  •
  recommending to our Board nominees for membership on our Board;

  •
  developing and recommending to our Board corporate governance principles applicable to the company;

  •
  reviewing and approving any related party transaction proposed to be entered into and if appropriate, ratifying any such transaction previously commenced and ongoing;

  •
  setting or recommending to our Board the compensation of the non-employee directors; and

  •
  overseeing the evaluation of our Board and our management.

        Only those candidates nominated by the Nominating and Corporate Governance Committee will be considered as nominees for our Board. The Nominating and Corporate Governance Committee must undertake an annual evaluation of its performance.

        The Nominating and Corporate Governance Committee has adopted a written charter, a copy of which is available on the Corporate Governance page of our website at www.mscdirect.com, and a printed copy of which is available to any shareholder requesting a copy by writing to: Corporate Secretary, MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, New York 11747. The Nominating and Corporate Governance Committee met five times in the fiscal year ended August 30, 2008.

Corporate Governance Guidelines

        We have adopted Corporate Governance Guidelines, which are available on the Corporate Governance page of our website at www.mscdirect.com. A printed copy is available to any shareholder requesting a copy by writing to: Corporate Secretary, MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, New York 11747.

 Code of Ethics and Code of Business Conduct

        We have adopted a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer and senior financial officers and a Code of Business Conduct that applies to all of our directors, officers and employees. The Code of Ethics and the Code of Business Conduct are available on the Corporate Governance page of our website at www.mscdirect.com, and printed copies are available to any shareholder requesting a copy by writing to: Corporate Secretary, MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, New York 11747. We intend to disclose on our website, in accordance with all applicable laws and regulations, amendments to, or waivers from, our Code of Ethics and our Code of Business Conduct.

Policy Regarding Shareholder Nominations for Director

        The Nominating and Corporate Governance Committee of our Board believes that the best director candidates will be those who have a number of qualifications, including independence, knowledge, judgment, integrity, character, leadership, skills, education, experience, financial literacy, standing in the community and an ability to foster a diversity of backgrounds and views and to complement our Board's existing strengths. There are no specific, minimum or absolute criteria for Board membership. The Nominating and Corporate Governance Committee also believes it is important that directors have demonstrated an ethical and successful career. Such a career may include:

  •
  experience as a senior executive of a publicly traded corporation, a management consultant, an investment banker, a partner at a law firm or registered public accounting firm or a professor at an accredited law or business school;

  •
  experience in the management or leadership of a substantial private business enterprise, educational, religious or not-for-profit organization; or

  •
  such other professional experience as the Nominating and Corporate Governance Committee determines qualifies an individual for Board service.

At all times, the Nominating and Corporate Governance Committee will make every effort to ensure that our Board and its committees include at least the required number of independent directors, as that term is defined by applicable standards promulgated by the New York Stock Exchange and the SEC. Backgrounds giving rise to actual or perceived conflicts of interest are undesirable. In addition, prior to nominating an existing director for re-election to our Board, the Nominating and Corporate Governance Committee will consider and review such existing director's attendance and performance, independence, experience, skills and the contributions that the existing director brings to our Board.

        The Nominating and Corporate Governance Committee may employ third-party search firms to identify director candidates if so desired. The Nominating and Corporate Governance Committee will review and consider recommendations from a wide variety of contacts, including current executive officers, directors, community leaders and shareholders, as a source for potential director candidates.

        There is one nominee for election to our Board this year who has not previously been elected by the shareholders to serve as a director and is not currently serving as a director. This nominee, Ms. Goeser, has been nominated by our Board after the recommendation of her candidacy by our Nominating and Corporate Governance Committee. In 2008, the Nominating and Corporate Governance Committee retained Heidrick & Struggles, a third party search firm, to identify qualified candidates for membership on our Board. Ms. Goeser was identified as a potential nominee by such third party search firm. In connection with our Board's nomination of Mr. Goeser, our Board has nominated Mr. Charles Boehlke, our Executive Vice President and Chief Financial Officer, to serve as a director of the company. Mr. Boehlke previously served as a director from January 2001 to December 2007, when he voluntarily resigned to ensure that our Board had a majority of independent directors.

        The Nominating and Corporate Governance Committee will consider qualified director candidates recommended by shareholders in compliance with our procedures and subject to applicable inquiries; we did not receive any such recommendations this year. The Nominating and Corporate Governance Committee does not have different standards for evaluating nominees depending on whether they are proposed by our directors or by our shareholders. Any shareholder may recommend a nominee for director at least 120 calendar days prior to the one year anniversary of the date on which our proxy statement was released to shareholders in connection with the previous year's annual meeting, by writing to Corporate Secretary, MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, NY 11747, giving the name, company shareholdings and contact information of the person making the nomination; the candidate's name, address and other contact information; any direct or indirect holdings of the company's securities by the nominee; any information required to be disclosed about directors under applicable securities laws and/or stock exchange requirements; information regarding related party transactions with the company and/or the shareholder submitting the nomination; any actual or potential conflicts of interest; the nominee's biographical data, current public and private company affiliations, employment history and qualifications and status as "independent" under applicable securities laws and stock exchange requirements. All of these communications will be reviewed by our Corporate Secretary and forwarded to Mr. Kelly, the Chairman of the Nominating and Corporate Governance Committee, for further review and consideration in accordance with this policy. Any such shareholder recommendation should be accompanied by a written statement from the candidate of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

Shareholder Communications Policy

        Any shareholder or other interested party who desires to communicate with our Chairman of the Board, Lead Director or any of the other members of our Board may do so by writing to: Board, c/o Philip Peller, Lead Director of the Board, MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, NY 11747. Communications may be addressed to the Chairman of the Board, the Lead Director, an individual director, a Board committee, the non-management directors or the full Board.

Legal Proceedings

        On November 15, 2007, a purported shareholder derivative action, captioned Plymouth County Retirement Association v. Schroeder et. al., was filed in the United States District Court for the Eastern District of New York, on our behalf, against the company as nominal defendant, our Board of Directors and certain of our current and former directors and officers. The plaintiff derivatively claims violations of Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder, as well as breach of fiduciary duties, waste of corporate assets and unjust enrichment in connection with certain stock options granted from 1997 to 2001. The plaintiff seeks unspecified damages, disgorgement of stock options and any proceeds received from the exercise of misdated stock options, an accounting of stock option grants and costs, including attorneys' fees and expenses. On February 1, 2008, we and the individually named defendants filed motions to dismiss the litigation. By memorandum and order dated September 5, 2008, the court granted in part and denied in part those motions. By agreement of the parties, proceedings in the litigation are currently stayed. Based on the allegations in the complaint, we believe the plaintiff's claims are without merit.

 Executive Officers

        The following individuals are the executive officers of the Company as of December 4, 2008:

Name of Officer	Position	Age	Executive Officer Since
Mitchell Jacobson	Chairman of the Board	57	October 1995
David Sandler	President and Chief Executive Officer	51	January 1998
Charles Boehlke	Executive Vice President and Chief Financial Officer	52	June 2000
Steve Armstrong	Vice President, General Counsel and Corporate Secretary	50	October 2008
Charles Bonomo	Vice President and Chief Information Officer	43	July 2007
Shelley Boxer	Vice President, Finance and Accounting	61	October 1995
Thomas Cox	Executive Vice President, Sales	47	June 2000
Erik Gershwind	Senior Vice President, Product Management and Marketing	37	December 2005
Douglas Jones	Senior Vice President, Supply Chain Management	44	December 2005
Eileen McGuire	Senior Vice President, Human Resources	43	December 2005

        See the section entitled "Election of Directors (Proposal 1)" beginning on page 6 of this proxy statement for the biographical data for Messrs. Jacobson, Sandler and Boehlke.

        Steve Armstrong was appointed our Vice President, General Counsel and Corporate Secretary in October 2008. From 2006 to 2008, he was a legal consultant based in New York, New York performing services for Thomson Reuters and NBC Universal. Mr. Armstrong was the Executive Vice President and General Counsel of the Home Shopping Network in Tampa, Florida from 2002 to 2006. From 2000 to 2002, he was the Senior Vice President and General Counsel of Agilera, Inc., a technology company in Denver, Colorado. Prior to 2000, Mr. Armstrong was the Vice President, General Counsel & Secretary of Samsonite Corporation and a partner in the law firms, Paul Hastings and Baker and Hostetler.

        Charles Bonomo was appointed our Vice President and Chief Information Officer in July of 2007. From 1999 through 2007 he served as Vice President at Arrow Electronics, Inc., including in the position of Vice President of Infrastructure and Operations from January 2006 to July 2007, and as Vice President and Chief Architect from July 2003 through January 2006. Previously, he was the Director of Clinical Technology at Mount Sinai Medical Center from 1996 to 1998, rising to Vice President and Chief Information Officer of NYU Health System in 1998. Prior to 1996, he held various positions of increasing responsibility at J.P. Morgan in the United States and Europe and at Grumman Aerospace Corp., where he designed and tested software for the F14 Tomcat aircraft.

        Shelley Boxer was appointed our Vice President, Finance and Accounting in 2000. Previously, Mr. Boxer was our Vice President and Chief Financial Officer from 1995 until June 2000. From June 1993 to October 1995, he served as Chief Financial Officer of Sid Tool. From 1992 to 1993, Mr. Boxer was the Vice President and Chief Financial Officer of Joyce International, Inc., a distribution and manufacturing company. From 1987 to 1992, he was the Executive Vice President and Chief Financial Officer of Kinney Systems, an automobile parking facility and real estate company.

        Thomas Cox was appointed our Executive Vice President, Sales in December 2005. Previously, he served as our Senior Vice President from April 2000 to November 2005 and as our Vice President of

the North Region from October 1999 to March 2000. Mr. Cox joined the company in September 1997 as a director in the sales organization. Prior to joining the company, he spent ten years, beginning in 1985, in the United States and Europe with TNT Express Worldwide, an international transportation company. Mr. Cox was responsible for Worldwide Sales and Marketing based in Europe for several years, and he also held the position of President of the Americas. After leaving TNT Express Worldwide, he served as President of his own transportation business, MailNet, with offices in the United States and overseas.

        Erik Gershwind was appointed our Senior Vice President, Product Management and Marketing in December 2005. Previously, Mr. Gershwind was our Vice President of Product Management from April 2005. From August 2004 to April 2005, Mr. Gershwind served as Vice President of MRO and Inventory Management. Mr. Gershwind has held various positions of increasing responsibility in product, E-Commerce and marketing. Mr. Gershwind joined the company in 1995 as manager of our acquisition integration initiative. He is the nephew of Mitchell Jacobson, our Chairman of the Board, and the son of Marjorie Gershwind, Mr. Jacobson's sister.

        Douglas Jones was appointed our Senior Vice President, Supply Chain Management in April 2008. Previously, he was our Senior Vice President of Logistics from December 2005. Mr. Jones joined the company in July 2001, as Vice President of Fulfillment. Prior to joining the company, he served as Vice President, Distribution Operations for the Central Region of the United States, at Fisher Scientific from 1998 to 2001. Prior to his role at Fisher Scientific, Mr. Jones was part of the Management Team at McMaster-Carr Supply Company, based in Chicago. During his ten-plus-year tenure with McMaster-Carr, Mr. Jones held various managerial positions of increasing responsibility in Fulfillment, Finance, Purchasing and Inventory Management.

        Eileen McGuire was appointed our Senior Vice President, Human Resources in December 2005. Previously, in June 1999, she was promoted to Vice President of Human Resources and, in May 1996, was appointed director of Human Resources. Ms. McGuire joined our predecessor company, Sid Tool, in 1983, and during her tenure, she has had many cross-functional roles throughout the company, including in Distribution, Operational Accounting, Inside Sales, Field and Branch Operations, Call Center Management and Corporate Training.

        There are no arrangements or understandings between any executive officer and any other person pursuant to which the executive officer was, or is to be, selected as an officer of the company.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own beneficially more than 10% of our Class A common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers, directors and such beneficial owners, we believe that all filing requirements of Section 16(a) of the Exchange Act were timely complied with during the fiscal year ended August 30, 2008.

APPROVAL OF AMENDMENTS TO OUR
ASSOCIATE STOCK PURCHASE PLAN
(PROPOSAL 2)

        Our Board has adopted, subject to shareholder approval, amendments to our Associate Stock Purchase Plan, which we refer to below as the Stock Purchase Plan. We are asking our shareholders to approve a proposal to amend the Stock Purchase Plan to (i) increase the number of shares available for sale thereunder by 350,000 shares of our Class A common stock to an aggregate of 1,150,000 shares of our Class A common stock, (ii) extend the term of the plan by an additional ten years, through October 31, 2018 and (iii) make certain other changes to the plan. The following summary of certain features of the Stock Purchase Plan is qualified in its entirety by reference to the full text of the Stock Purchase Plan, as amended and restated, which is attached to this proxy statement as Annex A.

        The affirmative vote of the holders of a majority of the voting power of the outstanding shares of our Class A common stock and Class B common stock present in person or by proxy at the annual meeting is required for adoption of this proposal.

The Board recommends a vote "FOR"
the proposal to amend our Stock Purchase Plan.

Proxies received in response to this solicitation
will be so voted unless otherwise specified in the proxy.

Reasons for Amendments

        The Compensation Committee, in consultation with our Board and senior management, has determined that the ability of our employees to purchase shares of our Class A common stock under the Stock Purchase Plan helps achieve our short and long-term compensation objectives. However, as of November 24, 2008, only 89,262 shares of our Class A common stock were available for future sale under the Stock Purchase Plan. In addition, the Stock Purchase Plan was set to expire in accordance with its terms on October 31, 2008. Accordingly, on October 16, 2008, our Board adopted amendments to the Stock Purchase Plan which will be effective, subject to shareholder approval, as of November 1, 2008. The amendments (i) raise the authorized but unissued shares of the Class A common stock of the company reserved for sale under the Stock Purchase Plan from 800,000 to 1,150,000 shares, (ii) renew and extend the term of the Stock Purchase Plan for an additional ten years, through October 31, 2018 and (iii) makes certain other changes to the plan. The other changes to the plan include providing our Board with the flexibility to change the discount under the plan, from time to time, subject to the discount limitations established under Section 423 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. Among other administrative and clarifying changes, the amendments clarify that the plan is governed under New York law and that participation in the plan does not constitute a guarantee of employment. The amendments also limit the liability of the plan administrator to acts that constitute willful misconduct.

        In addition to the extension of the plan's term, the purposes of the amendments are to better facilitate plan administration and to ensure that we will have a sufficient reserve of our Class A common stock available under the Stock Purchase Plan to provide eligible employees with the opportunity to purchase shares of our Class A common stock through payroll deductions. Unless our shareholders approve this amendment to the Stock Purchase Plan, we will not be able to continue to use the plan as an incentive to attract, retain and motivate our employees.

Purpose of the Stock Purchase Plan

        The purpose of the Stock Purchase Plan is to provide our employees with an opportunity to purchase shares of our Class A common stock through payroll deductions. We intend that the Stock Purchase Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. Accordingly, the provisions of the Stock Purchase Plan are to be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

Plan History

        Our Board adopted the Stock Purchase Plan on May 4, 1998 and our shareholders approved the plan at the 1999 annual meeting of shareholders. The initial share reserve of the Stock Purchase Plan was 500,000 shares of our Class A common stock, which was increased by our shareholders on January 4, 2005, by 300,000 shares, to a total of 800,000 shares of our Class A common stock.

        In addition, on October 29, 2003, our Board adopted amendments to the Stock Purchase Plan, approved by our shareholders on January 6, 2004, to:

  •
  modify the price at which shares of our Class A common stock could be purchased under the plan;

  •
  permit the purchase of fractional shares under the plan; and

  •
  prevent a participant from disposing of shares purchased under the plan for a period of 45 days following purchase.

        The Board, on February 1, 2007, further modified the price at which shares of our Class A common stock could be purchased under the plan to be 90% of the fair market value of the stock as of the date of purchase.

Administration

        The Stock Purchase Plan is administered by the Compensation Committee of our Board.

Eligibility and Extent of Participation

        Each of our employees who is customarily employed for at least 20 hours per week and for more than five months in a calendar year is eligible to participate in the Stock Purchase Plan, commencing on the first day of the month following the completion of both the month in which he or she was hired and the next full calendar month. Participation in the Stock Purchase Plan is further subject to certain limitations imposed by Section 423(b) of the Code. As of November 24, 2008, approximately eight executives and 4,038 other employees were eligible to participate in the Stock Purchase Plan.

        An employee may become a participant in the Stock Purchase Plan by completing a subscription agreement authorizing payroll deductions on the form provided by us and filing it with the human resources department of the company prior to the first day of the offering period with respect to which it is to be effective.

        Payroll deductions will be equal to the percentage of compensation (not to exceed 15%) specified by the participant. Once enrolled, a participant remains enrolled in each subsequent offering period of the Stock Purchase Plan at the designated payroll deduction unless the participant withdraws by providing us with written notice of withdrawal or files a new subscription agreement prior to the applicable offering date changing the employee's designated payroll deduction.

Purchase of Shares

        The maximum number of shares of our Class A common stock a participant may purchase during each offering period may not exceed 5,000 shares, subject to certain limitations set forth in the Code and the availability of shares under the Stock Purchase Plan.

        Unless a participant withdraws from the Stock Purchase Plan during an offering period, his or her option to purchase shares will be exercised automatically at each exercise date (the last business day of the offering period), and the maximum number of full and fractional shares subject to the option will be purchased at the applicable purchase price with the accumulated payroll deductions in his or her account. A participant's option to purchase shares under the Stock Purchase Plan may be exercised only by the participant.

 Offering Periods

        Options are granted under the Stock Purchase Plan to purchase shares of our Class A common stock in consecutive three-month offering periods, with a new offering period commencing on each November 1, February 1, May 1 and August 1, unless otherwise determined by our Board.

Purchase Price

        The purchase price per share at which shares of our Class A common stock are sold under the Plan is 90% of the fair market value of our Class A common stock as of the date options are exercised in each period to purchase shares of the company. We are proposing our Board be provided with the flexibility to change the discount under the plan, from time to time, subject to the discount limitations established under Section 423 of the Code.

Valuation

        The fair market value of our Class A common stock on any relevant date under our Stock Purchase Plan is the closing sale price of a share of our Class A common stock on the New York Stock Exchange on such date. If there is no sale of our Class A common stock on the New York Stock Exchange on such date, the fair market value of the stock will be the average of the bid and asked prices on the exchange on such date. If our Class A common stock is no longer traded on the New York Stock Exchange, the fair market value will be determined by the plan administrator in its reasonable discretion. As of November 24, 2008, the closing price of our Class A common stock on the New York Stock Exchange was $30.42.

Transferability

        Neither contributions credited to an employee's account under the Stock Purchase Plan nor any option to purchase shares pursuant to the plan may be assigned in any way, except that contributions credited to his or her account may be transferred to a designated beneficiary upon such employee's death.

        Any shares acquired by a participant pursuant to the plan may not be assigned, transferred, pledged or otherwise disposed of in any way by the participant for a period of 45 days (or such other longer or shorter time period as may be established by our Board in its sole discretion) following the date on which the participant acquired such shares as a result of the exercise of such participant's option.

Adjustments

        The number of shares of our Class A common stock available for issuance or covered by each option granted under the Stock Purchase Plan will be adjusted in the event of a stock dividend, reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the company is the surviving corporation or, as may be determined by the Compensation Committee, in the event of any other change affecting the number or kind of outstanding shares of our Class A common stock. In the event of the dissolution or liquidation of the company, or a merger, reorganization or consolidation in which the company is not the surviving corporation, our Board may, in its discretion, accelerate the exercisability of all outstanding awards and/or terminate the same within a reasonable time thereafter.

Withdrawal; Termination of Employment

        A participant may withdraw all, but not less than all, of the payroll deductions credited to his or her account under the Stock Purchase Plan at any time prior to an exercise date by giving written notice to us on a form provided for such purpose. If the participant withdraws from the Stock Purchase Plan during an offering period, all of the participant's payroll deductions credited to his or her account will be paid to the participant as soon as practicable after receipt of the notice of withdrawal and his or her option for the current offering period will be automatically canceled, and no further payroll deductions for the purchase of shares will be made during such offering period or subsequent offering periods, except pursuant to a new subscription agreement filed in accordance with the Stock Purchase Plan.

        Upon the termination of a participant's continuous status as an employee prior to an exercise date of an offering period for any reason, including retirement or death, he or she will be deemed to have elected to withdraw from the Stock Purchase Plan, the payroll deductions accumulated in his or her account will be returned to him or her as soon as practicable after such termination or, in the case of death, to his or her designated beneficiary, and his or her option to purchase shares will be automatically canceled.

        All payroll deductions received or held by us under the Stock Purchase Plan may be used by us for any corporate purpose, and we are not obligated to segregate such payroll deductions.

Duration and Modification

        The Stock Purchase Plan was set to expire on October 31, 2008 in accordance with its terms. However, on October 16, 2008, our Board approved an amendment to the Stock Purchase Plan, subject to shareholder approval, to extend the term of the plan by an additional ten years, through October 31, 2018. If our shareholders do not approve the amendment to the Stock Purchase Plan, the plan will no longer be available for use by the company. If our shareholders approve the amendment to the Stock Purchase Plan, our Board may at any time and for any reason terminate or amend the plan as it may deem advisable. However, we must obtain shareholder approval of any amendment to the Stock Purchase Plan to the extent that such approval is necessary to comply with Section 423 of the Code or any other applicable rules and regulations.

Federal Income Tax Consequences

        The following is a general summary as of the date of this proxy statement of the United States federal income tax consequences to the company and the employees participating in the Stock Purchase Plan. Federal tax laws may change and the federal, state and local tax consequences for any participating employee will depend upon his or her individual circumstances. Each participating employee has been and is encouraged to seek the advice of a qualified tax adviser regarding the tax consequences of participation in the Stock Purchase Plan. The following discussion relates only to the federal income tax consequences of plan participation. It does not, for example, describe state or local income tax consequences in the United States, employment tax or social insurance consequences, nor any income or other tax consequences for participants who are subject to tax in countries other than the United States.

        The Stock Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Participant contributions to the Stock Purchase Plan are deducted from compensation that otherwise would constitute taxable wages to the participant and for which we are generally entitled to a tax deduction.

        Generally, no income will be taxable to a participant when an option is exercised and the shares are purchased. Upon disposition of the shares, the participant will be subject to tax and the amount of the tax will depend on the length of time the participant held the shares. If the participant sells or disposes of the shares no earlier than two years after the beginning of an offering period and one year from the date the shares are purchased, a "qualifying disposition," then in the year of the qualifying disposition, the participant (or the participant's estate in the event of death) must recognize ordinary compensation income equal to the lesser of (a) the excess of the fair market value of the shares on the date the shares were purchased over the purchase price and (b) the excess of the amount realized upon disposition of the shares over the purchase price. Any additional gain or loss recognized on the disposition of the shares will be long-term capital gain or loss.

        If the participant sells or disposes of the shares before the end of the above-described holding period, a "disqualifying disposition," then in the year of the disqualifying disposition, the participant must recognize as ordinary compensation income an amount equal to the excess of the fair market value of the shares on the date the shares were purchased over the purchase price. Any additional gain or loss recognized on the disposition of the shares will be short or long-term capital gain or loss to the participant, depending upon the length of time that the participant holds the stock after the date the shares were purchased.

        In general, we are entitled to take a deduction for federal income tax purposes for any amount that the employee realizes as ordinary compensation income.

New Plan Benefits Under the Stock Purchase Plan

        No options have been granted, and no shares have been issued, on the basis of the 350,000 share increase that we are requesting in this proposal. The total number of shares to be received by or allocated to eligible employees under the Stock Purchase Plan cannot be determined at this time because the amount of contributions set aside to purchase shares of our Class A common stock under the plan is within the discretion of each plan participant and the amount of shares which will be purchased is dependent on the fair market value of our Class A common stock on various future dates. Non-employee directors are not eligible to participate in the Stock Purchase Plan.

EQUITY COMPENSATION PLAN INFORMATION

        Information for our equity compensation plans in effect as of August 30, 2008 is as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
Equity Compensation Plans (excluding Stock Purchase Plan)	2,644,000	$30.56	1,665,000	(1)
Stock Purchase Plan	—	—	109,000
Equity compensation plans not approved by security holders	—	—	—

Total	2,644,000	$30.56	1,774,000

(1)
Represents shares available for future issuance under our 2005 Omnibus Equity Plan. Such shares may become subject to stock option grants or stock appreciation rights or may be issued directly as stock awards with such terms and conditions, performance requirements, restrictions, forfeiture provisions, contingencies and other limitations as determined by the plan administrator.

 RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL 3)

        Our Audit Committee has appointed the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal year 2009. Although shareholder ratification of the Audit Committee's action in this respect is not required, our Board considers it desirable for shareholders to pass upon the selection of the independent registered public accounting firm. If the shareholders disapprove of the selection, our Audit Committee intends to reconsider the selection of Ernst & Young LLP as our independent registered public accounting firm.

        Ernst & Young LLP has advised us that neither it nor any of its members has any direct or material indirect financial interest in the company. We expect that a representative from Ernst & Young LLP will be present at the annual meeting. This representative will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

        For the fiscal years ended August 30, 2008 and September 1, 2007, Ernst & Young LLP billed us the following fees for their services. All audit and permissible non-audit services reflected in the fees below were pre-approved by the Audit Committee in accordance with established procedures.

	Fiscal Year
	2008	2007
Audit fees (1)	$782,776	$822,000
Audit-related fees (2)	$42,103	$45,260
Tax fees (3)	$15,410	$17,020
All other fees	—	—

Total	$840,289	$884,280

    (1)
    Reflects audit fees for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements, audit of management's assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting and related opinions, review of financial statements included in our quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements.

    (2)
    Reflects audit-related fees for assurance and related services by Ernst & Young LLP that were reasonably related to the performance of the audit or review of our financial statements. The nature of the services performed for these fees was advice on compliance with financial accounting and reporting standards, the audit of the employee benefit plan and consultations on compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

    (3)
    Reflects tax fees for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning. The nature of the services performed for these fees was for assistance in federal and state tax compliance, and tax planning related to capital gains.

 Audit Committee Pre-Approval Policy

        The Audit Committee shall pre-approve all audit and non-audit services provided by our independent registered public accounting firm and shall not engage the independent registered public accounting firm to perform any non-audit services proscribed by law or regulation. The Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee, in which case decisions taken are to be presented to the full Audit Committee at its next meeting.

        The Audit Committee of the Board has considered whether, and has determined that, the provision of non-audit services by Ernst & Young LLP is compatible with maintaining auditor independence.

The Board recommends a vote "FOR" the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2009.

Proxies received by the Board will be so voted
unless a contrary choice is specified in the proxy.

AUDIT COMMITTEE REPORT

        The information contained under this "Audit Committee Report" shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended, which we refer to as the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference into any such filing.

        The Audit Committee oversees the company's financial accounting and reporting processes and systems of internal controls on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee also evaluates the performance and independence of our independent registered public accounting firm. The Audit Committee operates under a written charter, a copy of which is available on the Corporate Governance page of our website at www.mscdirect.com. Under the written charter, the Audit Committee must consist of at least three directors, all of whom must be "independent" as defined by the Exchange Act and the rules of the SEC and the requirements of the New York Stock Exchange listing standards. The current members of the committee are Messrs. Fradin, Kelly and Peller, each of whom is an independent director.

        Our financial and senior management supervise our systems of internal controls and the financial reporting process. Our independent registered public accounting firm performs an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and expresses opinions on these consolidated financial statements. In addition, our independent registered public accounting firm expresses its own opinion on the effectiveness of our internal control over financial reporting. The Audit Committee monitors these processes.

        The Audit Committee has reviewed and discussed with both the management of the company and our independent registered public accounting firm our audited consolidated financial statements for the fiscal year ended August 30, 2008, as well as management's assessment and our independent registered public accounting firm's evaluation of the effectiveness of our internal controls over financial reporting. Our management represented to the Audit Committee that our audited consolidated financial statements were prepared in accordance with the accounting principles generally accepted in the United States of America.

        The Audit Committee discussed with our internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and the independent registered public accounting firm to discuss the results of their audits, their evaluations of our internal controls, including internal control over financial reporting, and the overall quality of our financial reporting.

        The Audit Committee also discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). The Audit Committee has also received from our independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independence of that firm. The Audit Committee has also considered whether the provision of non-audit services by our independent registered public accounting firm is compatible with maintaining the independence of the auditors. The Audit Committee's policy is to approve all audit and permissible non-audit services provided by our independent registered public accounting firm. All audit and permissible non-audit services performed by our independent registered public accounting firm during fiscal year 2008 and fiscal year 2007 were pre-approved by the Audit Committee in accordance with established procedures.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board (and our Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended August 30, 2008, which was filed with the SEC on October 28, 2008.

        Submitted by the Audit Committee of the Board,

    Philip Peller (Chairman)
    Roger Fradin
    Denis Kelly

COMPENSATION COMMITTEE REPORT

        The information contained under this "Compensation Committee Report" shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act, or under the Exchange Act, or be subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate this information by reference into any such filing.

        The Compensation Committee of our Board has reviewed and discussed with management the Compensation Discussion and Analysis that follows. Based on this review and discussion, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

        Submitted by the Compensation Committee of the Board,

    Denis Kelly (Chairman)
    Roger Fradin
    Philip Peller

 COMPENSATION DISCUSSION AND ANALYSIS

        In this section, we discuss the material elements of our compensation programs and policies, including the objectives of our compensation programs and the reasons why we pay each element of our executives' compensation. Following this discussion, you will find a series of tables containing more specific details about the compensation earned by or awarded to the following individuals, whom we refer to as the named executive officers or NEOs. This discussion focuses on compensation and practices relating to the named executive officers for our 2008 fiscal year:

Name	Position
David Sandler	President and Chief Executive Officer
Charles Boehlke	Executive Vice President and Chief Financial Officer
Mitchell Jacobson	Chairman of the Board
Thomas Cox	Executive Vice President, Sales
Eileen McGuire	Senior Vice President, Human Resources

Compensation Committee

        The Compensation Committee of our Board (referred to in this discussion as the Committee) is directly responsible for determining, in consultation with our Board, the goals and objectives of our executive compensation programs and for the ongoing review and evaluation of our compensation programs to determine whether our compensation programs are achieving their intended objectives. In consultation with our Board, the Committee has primary responsibility for overseeing and approving all compensation matters relating to, and setting the compensation levels of, the named executive officers and all of our other executive officers and senior officers. The Committee also administers our equity compensation plans. Members of management and independent consultants provide input and recommendations to the Committee, but decisions are ultimately made by the Committee.

How Compensation Decisions Are Made

        In August of each year, the Committee receives a formal presentation from its outside compensation consultants, which reports to the Committee on the competitiveness of the company's compensation programs, as well as its alignment with the company's compensation objectives. Based on the benchmarking data prepared by the Committee's outside compensation consultants and the consultants' evaluation of the company's compensation programs, the Human Resources department of the company, with input from our Chief Executive Officer and Chief Financial Officer, prepares recommendations for our annual cash bonus program for the upcoming fiscal year and equity award grants to be made in respect of performance for the prior fiscal year. The Committee generally meets in September to review and consider the preliminary recommendations prepared by the Human Resources Department and makes its final compensation decisions at its October meeting when the company's fiscal year financial results are being considered by our Board. At its October meeting, the Committee also reviews achievement of the prior fiscal year's annual cash bonus program and approves the annual bonus payouts. Base salary adjustments are made for our executive officers and other senior officers at the time of their individual performance reviews. Depending on company or individual circumstances, the Committee also may make other compensation decisions during the year. Due to the current uncertainty in the economy and its effect on the company's business, the Committee did not adopt the annual bonus program for fiscal year 2009 at its October 2008 meeting and will consider at a future time the appropriate structure for the bonus program in fiscal year 2009 in light of the current economic conditions.

 Compensation Philosophy and Objectives

        We believe that the quality, skills and dedication of our executive officers are critical factors affecting the company's performance and shareholder value. Our key compensation goals are to:

  •
  recruit, retain and motivate highly talented executives;

  •
  align our executives' interests with those of our shareholders; and

  •
  provide performance-based compensation that appropriately rewards our executives.

        Accordingly, in determining the amount and mix of compensation, the Committee seeks both to provide a competitive compensation package and to structure annual and long-term incentive programs that reward achievement of performance goals that directly correlate to the enhancement of sustained, long-term shareholder value, as well as to promote executive retention. To accomplish these objectives, the Committee has structured our compensation programs to include the following key features:

  •
  annual incentive cash bonuses are substantially "at risk" with 75% of the target bonuses earned only if the company achieves pre-established earnings per share targets;

  •
  annual incentive cash bonuses of up to 150% of target bonus amounts may be earned if the company achieves earnings per share in excess of target, with maximum payouts realized only when the company achieves earnings per share significantly higher than target;

  •
  up to 25% of an executive's target bonus is subject to the Committee's discretionary evaluation of qualitative factors, including individual performance and achievement of company strategic initiatives, which serves to focus management on long-term initiatives; and

  •
  long-term equity awards are made in the form of stock options and restricted shares, with extended vesting schedules in order to promote retention and to motivate our executives to create sustained, long-term shareholder value.

        The Committee does not maintain policies for allocating among current and long-term compensation or among cash and non-cash compensation. Instead, the Committee maintains flexibility and adjusts different elements of compensation based upon its evaluation of the company's key compensation goals set forth above. However, as a general matter, the Committee seeks to utilize equity-based awards to motivate executives to enhance long-term shareholder value and manages the dilutive effects of equity compensation through the company's share repurchase program.

        While compensation levels may differ among NEOs based on competitive factors and the role, responsibilities and performance of each specific NEO, there are no material differences in the compensation philosophies, objectives or policies for our NEOs. However, as executives assume more responsibility, a greater percentage of their total target cash compensation is allocated to annual incentive bonus compensation, and a greater percentage of their total direct compensation is allocated to equity compensation. We do not have a policy regarding internal pay equity.

        Our Chairman, Mitchell Jacobson, previously served as our chief executive officer from October 1995 to November 2005, when he was succeeded by David Sandler. Mr. Jacobson's compensation is principally comprised of his base salary, and he does not participate in the annual cash incentive bonus program or annual equity grants. See "—Compensation of Our Chairman." Accordingly, the discussion in this Compensation Discussion and Analysis generally does not apply to Mr. Jacobson's compensation.

        Our executive officers generally do not have employment agreements, other than Mr. Boehlke (as described below), and serve at the will of our Board. Similarly, we generally do not enter into severance agreements with, nor do we have established severance arrangements for, our executive officers as part of the terms of their employment, other than in the case of Mr. Boehlke. This enables our Board to remove an executive officer, if necessary, prior to retirement or resignation whenever it is in our best interests. When an executive officer retires, resigns or is terminated, our Board exercises its business judgment in approving an appropriate separation or severance arrangement in light of all relevant circumstances, including the individual's term of employment, past accomplishments and reasons for separation from the company. Mr. Boehlke's employment agreement sets forth his duties and responsibilities, the general terms of his annual compensation (which remains subject to the discretion of our Board), and his entitlement to paid vacation leave and to participate in such benefits as are generally made available to our other executive officers. Nothing in Mr. Boehlke's employment agreement obligates the company to employ Mr. Boehlke, and his employment may be terminated by the company at any time; provided that, Mr. Boehlke's employment agreement provides for the payment of certain severance benefits upon his termination by the company other than for cause. Compensation that may become payable following a change in control of the company, is discussed below under "—Change of Control Arrangements."

        We do not provide our executives with pension or supplemental retirement plans, nor have we entered into any deferred compensation arrangements with our executives. Accordingly, we believe that our compensation programs are clear and understandable, both for our executives and our shareholders.

Compensation Consultants

        The Committee has the authority to retain and terminate any third-party compensation consultant and to obtain advice and assistance from internal and external legal, accounting and other advisors. Beginning in fiscal 2005, the Committee engaged Towers Perrin, a compensation consulting firm, to assist the Committee on compensation matters, market practices and our compensation strategies and goals. Towers Perrin provides research, market data and survey information and makes recommendations to the Committee regarding our executive and outside director compensation programs. Towers Perrin advises the Committee on the competitiveness of our compensation arrangements and provides input, analysis and recommendations for the compensation paid to the named executive officers, other executive officers and senior officers, and outside directors. Towers Perrin provides data and analysis with respect to public companies having similar characteristics (including annual revenues, market capitalization, and industry codes) to those of the company. These companies comprise the peer groups described below under "—Competitive Positioning," against which the company benchmarks, or compares certain aspects of compensation in order to validate its decisions and outcomes.

Competitive Positioning

        In determining the amounts of base salary, incentive cash bonus opportunities and stock-based compensation for the named executive officers (other than the Chairman), and other executive officers and senior officers, the Committee reviewed and benchmarked the compensation levels of the named executive officers and other executive officers and senior officers against comparable positions in the Towers Perrin Executive Compensation Databank for the Manufacturing/ Distribution Peer Group. The Committee, with input from the company's Human Resources department, worked with Towers Perrin to select comparable companies from the Towers Perrin databank survey based on annual revenues, market capitalization, geographic presence and comparability of business. Based on this process, Towers Perrin prepared competitive compensation peer group data for 23 comparable public companies as part of its report to the Committee in August 2007 and for 25 comparable public companies as part of its report to the Committee in August 2008. The companies included in the 2007 and 2008 peer groups were substantially the same for both years and also were substantially the same as the peer group used in fiscal year 2006.

        The peer companies used in Towers Perrin's August 2007 analysis were as follows:

Avery Dennison Corporation	Barnes Group Inc.
The Black & Decker Corporation	Brady Corporation
Dentsply International Inc.	Donaldson Company, Inc.
Fleetwood Enterprises, Inc.	GATX Corporation
Harsco Corporation	Herman Miller, Inc.
HNI Corporation	Jarden Corporation
Kaman Industrial Technologies Corporation	Lawson Products, Inc.
Milacron Inc.	Mine Safety Appliances Company
OMNOVA Solutions Inc.	Schweitzer-Mauduit International, Inc.
Steelcase Inc.	Sybron Dental Specialties, Inc.
Thomas & Betts Corporation	The Toro Company
WESCO International, Inc.

        The peer companies used in Towers Perrin's August 2008 analysis were as follows:

Avery Dennison Corporation	The Black & Decker Corporation
Brady Corporation	CA, Inc.
Clarcor Inc.	Dentsply International Inc.
Donaldson Company, Inc.	Fleetwood Enterprises, Inc.
GATX Corporation	Harsco Corporation
Henry Schein, Inc.	Herman Miller, Inc.
HNI Corporation	IDEX Corporation
Jarden Corporation	Kaman Industrial Technologies Corporation
Mine Safety Appliances Company	OMNOVA Solutions Inc.
Schweitzer-Mauduit International, Inc.	Steelcase Inc.
Tennant Company	Thomas & Betts Corporation
The Toro Company	Valmont Industries, Inc.
W.W. Grainger, Inc.

        The Committee used the 2007 data prepared by Towers Perrin for the following purposes:

  •
  to benchmark base salary adjustments for fiscal year 2008;

  •
  to determine threshold, target and maximum award opportunities under our annual cash incentive bonus program for fiscal year 2008; and

  •
  to determine equity awards granted in October 2007 in respect of fiscal year 2007 performance.

        The Committee used the 2008 data prepared by Towers Perrin for the following purposes:

  •
  to determine equity awards granted in October 2008 in respect of fiscal year 2008 performance; and

  •
  as part of the Committee's evaluation of whether the operation of the company's overall compensation programs achieved their desired objectives based upon actual fiscal year 2008 compensation. In this regard, the Committee evaluates fiscal year 2008 total direct compensation as the sum of (i) base salary; (ii) the annual cash incentive bonus paid in respect of fiscal year 2008 performance, and (iii) the October 2008 equity awards granted in respect of fiscal year 2008 performance.

        The Committee generally targets annual base salary at the median or 50th percentile of the peer companies. Total cash compensation (the sum of base salary and target annual bonus) and total direct compensation (the sum of total cash compensation and long-term equity compensation) generally are targeted between the 50th and 75th percentiles of the peer companies. Maximum total cash compensation (the sum of base salary and maximum annual bonus) and maximum total direct compensation (the sum of maximum total cash compensation and long-term equity compensation) generally are targeted to approximate the 75th percentile of peer companies. The Committee believes that this competitive positioning is consistent with the goals of the company's compensation programs, by linking pay to performance and providing top tier compensation only when the company achieves superior performance.

        As secondary comparative compensation data for our Chief Executive Officer and Chief Financial Officer, the Committee reviewed the compensation levels of companies in two additional peer groups, one comprised of five public companies whose business in the industrial distribution sector is more directly comparable to our business; and the other comprised of five public companies whose headquarters are located on Long Island, New York. For both of these peer groups, Towers Perrin compiled data derived from the most recent proxy statements of the peer companies. Towers Perrin compiled comparative compensation data for base salary, total cash compensation and total direct compensation. The Committee does not benchmark compensation against these peer groups and uses this data only for reference purposes and as additional validation of the primary peer group data used for benchmarking. In reviewing the data, the Committee noted that target total direct compensation for our Chief Executive Officer and Chief Financial Officer approximated the 75th percentile for the industrial distribution peer group and the 50th percentile for the geographic peer group. The companies in these two peer groups were unchanged from 2007 to 2008.

        The industrial distribution peer group is comprised of the following companies.

Airgas, Inc.	Applied Industrial Technologies, Inc.
Fastenal Company	WESCO International, Inc.
W.W. Grainger Inc.

        The geographic peer group is comprised of the following companies.

Arrow Electronics, Inc.	Cablevision Systems Corporation
CA, Inc.	Henry Schein, Inc.
Pall Corporation

 Role of Executive Officers in Compensation Decisions

        As part of its process, the Committee meets with our Chief Executive Officer and our Chairman to obtain recommendations with respect to the structure of our compensation programs and compensation decisions, including the performance of individual executives. The Committee obtains our Chairman's input on the compensation of our Chief Executive Officer and our Chief Executive Officer provides the Committee with input on the compensation of the other named executive officers (other than the Chairman) and other executive officers and senior officers. Our Senior Vice President, Human Resources collects and analyzes relevant data, including comparative compensation data prepared by Towers Perrin, which is used by the Committee to make compensation decisions.

Fiscal Year 2008 Executive Compensation

  Summary of Fiscal Year 2008 Compensation Decisions

        For fiscal year 2008, the company achieved adjusted diluted earnings per share of $3.03, which represented year over year growth of 17.9%, but less than the earnings per share level of $3.08 (representing a year over year growth rate of 19.8%) required for target payout of the annual cash incentive bonus. As a result, annual incentive bonuses were 87.9% of target for the named executive officers, which includes the full discretionary component of 25% of target payout. Base salaries were adjusted consistent with the Committee's objective to target base salary at the median level of our peer companies. Equity awards granted in October 2008 were lower in value from equity awards granted in October 2007, based on overall company and individual performance of the named executive officers, and to produce total direct compensation trending toward the 50th percentile of our peer companies, as compared to total direct compensation for fiscal year 2007 which approximated the 75th percentile of our peer companies. As a result, total direct compensation for our Chief Executive Officer was 19.7% lower than his total direct compensation for fiscal year 2007, and total direct compensation for the other named executive officers (other than our Chairman) were lower than fiscal year 2007 total direct compensation by a range of between 14.3% and 16.3%. The Committee determined that the company and management had performed well, particularly given trends in the macroeconomic environment that had affected the company's business in the second half of fiscal 2008, and that management had executed well on strategic business initiatives to position the company for growth while managing risk. Based on company and individual performance, the Committee believes that compensation levels for fiscal year 2008 were appropriate and consistent with the philosophy and objectives of the company's compensation programs.

  Compensation of our Chairman

        Mitchell Jacobson has served as our Chairman since January 1998 and previously served as our President from October 1995 through November 2003, when David Sandler was promoted to that position, and as our Chief Executive Officer from October 1995 through November 2005, when he was succeeded by Mr. Sandler.

        Mr. Jacobson's compensation for fiscal year 2008 consisted principally of his base salary of $975,000. Mr. Jacobson does not participate in our annual cash incentive program, nor does he receive long-term equity compensation. The Committee has determined that Mr. Jacobson's base salary and benefits properly compensate Mr. Jacobson for his ongoing leadership and vision and his years of experience serving the company. Given Mr. Jacobson's substantial equity ownership, the Committee does not believe it is appropriate for Mr. Jacobson's compensation package to include performance-based compensation elements. Mr. Jacobson's compensation is not benchmarked against our peer companies because his position is unique to our company, and the Committee therefore evaluates his compensation based on the considerations discussed above. The Committee reviews Mr. Jacobson's compensation on an annual basis. Mr. Jacobson's base salary of $975,000 in fiscal year 2008 was unchanged from his base salary in fiscal year 2007.

  Elements of Compensation

        We allocate compensation among the following components for our named executive officers (other than our Chairman):

  •
  base salary;

  •
  annual incentive cash bonuses;

  •
  stock-based compensation in the form of stock options and restricted shares; and

  •
  other benefits

  Base Salary

        Base salaries for our executive officers are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions, as well as salaries paid to the executives' peers within the company. Base salaries are typically adjusted each year in connection with the executives' performance evaluations to take into account competitive market data, individual performance and promotions or changed responsibilities. The Committee seeks to target base salary levels at the median or 50th percentile of our peer companies. However, in individual cases, base salary levels may differ based upon the executive's experience, individual performance and other considerations. During fiscal year 2008, Mr. Sandler's annual base salary was increased from $675,000 to $740,000 (or 9.6%). Mr. Sandler's base salary was adjusted in recognition of Mr. Sandler's outstanding leadership of the company and its record results in fiscal year 2007. Based upon the Committee's compensation philosophy to place a greater percentage of our more senior executives' compensation "at risk," the Committee kept Mr. Sandler's base salary below the median level of our peer companies. Base salary levels for the other named executive officers (other than Mr. Jacobson) increased as follows: Mr. Boehlke—3.5%; Mr. Cox—3.5%; and Ms. McGuire—5.8%.

  Annual Incentive Bonus Program

        Our annual incentive cash bonus program has two components: a performance component based on achievement of earnings per share levels, and a discretionary component based on the Committee's qualitative evaluation of individual performance and management achievement of strategic business initiatives. Key elements of the program are as follows:

  •
  achievement of threshold, target and maximum bonus awards for the performance component is based on achievement of diluted earnings per share levels;

  •
  threshold, target and maximum bonus award levels are set at dollar amounts based on competitive benchmarking;

  •
  up to 25% of an executive's target bonus is subject to the Committee's discretionary evaluation of qualitative factors, including individual performance and achievement of strategic business initiatives;

  •
  maximum bonus payout is 150% of target;

  •
  for the performance component, the threshold EPS level is set at 90% of target EPS with incremental dollar payouts for each penny of additional EPS between threshold and target EPS levels;

  •
  for achievement of EPS between target and maximum levels, each penny of additional EPS results in incremental bonus payout;

  •
  in calculating diluted EPS for purposes of determining bonus payouts, the Committee exercises its discretion to adjust GAAP EPS to account for non-recurring and other similar items; and

  •
  the Committee retains discretion to adjust annual bonus payouts below the amounts correlating to EPS performance.

  Annual Incentive Awards for NEOs

        For fiscal year 2008, the Committee established target payouts based upon the achievement of adjusted diluted earnings per share of $3.08, which represented a growth rate of 19.8% from fiscal year 2007 adjusted diluted earnings per share of $2.57. In determining year-over-year growth targets, adjustments were made to account for fiscal year 2007 consisting of 53 weeks versus fiscal year 2008 consisting of 52 weeks and to exclude fiscal year 2007 integration costs relating to J&L America, Inc., which we refer to as J&L, and which we acquired in June 2006. Threshold payouts were fixed at 25% of target assuming full payout of the discretionary component. At diluted EPS levels above 90% of target EPS, or $2.77, the bonus program provides for additional bonus payouts based on straight line interpolation, which means that for each additional penny of EPS between $2.77 and $3.08, the executive receives an amount equal to 2.42% of the target payout. EPS of $2.77 represented a year-over-year EPS growth rate of 7.8%. Maximum payouts were fixed at 150% of target assuming full payout of the discretionary component and were based on achievement of EPS of $3.21, which represented a year-over-year EPS growth rate of 24.9%. At EPS levels between $3.08 and $3.21, straight line interpolation was used to provide for additional payments of 3.85% of the target for each additional penny of EPS.

        Each year, the Committee establishes the values of threshold, target and maximum award opportunities under the annual incentive bonus program. The values of these opportunities are based on comparative compensation data as discussed above under "—Competitive Positioning." Generally, target bonuses are established so that the executive's target total cash compensation ranges between the 50th and 75th percentile of our peer companies, with maximum bonuses intended to position the executive's total cash compensation at approximately the 75th percentile of our peer companies. For threshold, target and maximum dollar amounts of incentive bonus award opportunities under our annual incentive bonus program for the named executive officers (other than our Chairman) in fiscal year 2008, please see the Fiscal Year 2008 Grants of Plan-Based Awards table beginning on page 38 of this proxy statement.

        In calculating diluted EPS for purposes of determining bonus payouts, the Committee exercises its discretion to adjust GAAP EPS to account for non-recurring and other similar items. The Committee excludes items which it determines are not related to the company's ongoing operational performance so that non-recurring items do not interfere with the incentive purpose of the annual bonus program and to achieve comparability of the annual bonus program on a year-to-year basis. For fiscal year 2008, the Committee adjusted GAAP EPS of $3.04 to exclude the gain from the sale of our 50% interest in a certain commercial property, resulting in adjusted diluted EPS of $3.03 for bonus determinations.

        The Committee retains discretion to adjust annual bonus payouts below the amounts correlating to EPS performance where it determines that circumstances exist that had a negative effect on the company but were not reflected in EPS. The Committee did not make any such adjustments for fiscal year 2008.

        Based on adjusted diluted EPS of $3.03, the named executive officers were awarded annual incentive bonuses at a level of 87.9% of target. For fiscal year 2008, the Committee determined to pay the full discretionary component equal to 25% of target.

        For the named executive officers (other than the Chairman), the following chart shows the annual bonus payout levels (threshold, target, maximum and actual) as a percentage of target bonus for fiscal year 2008 based upon the achievement of adjusted diluted EPS and EPS growth rates and assuming payout of the discretionary component of 25% of target payout:

Annual Incentive Bonus Payout Levels

Adjusted Diluted EPS	Adjusted Diluted EPS Growth	Bonus Payout (% Target)
$3.21	24.9%	150.0%
$3.08 (1)	19.8%	100.0%
$3.03	17.9%	87.9%
$2.77 (2)	7.8%	25.0%

    (1)
    The payout increases in linear progression with each penny increase in EPS above the target EPS of $3.08 until the maximum payout EPS level of $3.21, representing 24.9% year over year EPS growth, is achieved.

    (2)
    If 7.8% minimum year over year EPS growth, or $2.77, was not exceeded, the executive does not receive any of the EPS component of the cash incentive award. Cash incentive awards increase in linear progression with each penny of EPS above the minimum until the target EPS of $3.08 is achieved.

        For the discretionary component of the annual incentive bonus program, with the participation of senior management, the Committee establishes annual strategic business initiatives at the beginning of each fiscal year, which are aligned with the company's five-year business plan. Achievement of these strategic initiatives is tracked regularly by management and management reports to our Board and the Committee on a quarterly basis. The Committee believes that this component of the annual incentive bonus program serves to focus management on the achievement of our long-term business strategies. For fiscal year 2008, strategic initiatives included the following:

  •
  developing a five-year strategic plan;

  •
  enhancing our risk management programs;

  •
  completion of the J&L integration and integration of the J&L brand;

  •
  execution of our next-day delivery service enhancement;

  •
  improvements to our website;

  •
  opening our Asian procurement office;

  •
  improvements in supply chain management; and

  •
  developing and executing outreach programs in diversity.

        The Committee also evaluates individual performance as part of the discretionary component of the annual incentive bonus program. The individual performance factors considered under the discretionary component of the annual incentive bonus program are the following:

  •
  the executive's contribution to team achievement of strategic business initiatives in which he or she participates;

  •
  the executive's level of responsibility;

  •
  the executive's exhibited individual initiative; and

  •
  the executive's effectiveness in managing his or her direct reports or staff members.

        The Committee believes that bonuses awarded under our annual incentive bonus program appropriately reflected the company's performance and appropriately rewarded the performance of the named executive officers.

  Long-Term Stock-based Compensation

        At its October 2007 and 2008 meetings, the Committee approved annual equity awards, including awards to the named executive officers and other executive officers and senior officers. The Committee's practice is to grant awards annually at its October meeting at the time our Board reviews financial results for the prior fiscal year. The annual grants are made in respect of the prior fiscal year's performance and are used by the Committee to achieve the desired total direct compensation for the prior fiscal year.

        The Committee grants stock options and restricted shares under our 2005 Omnibus Equity Plan in order to provide competitive compensation, promote retention, and to align the interests of our executives with those of our shareholders. We believe that providing combined grants of stock options and restricted shares effectively focuses our executives on delivering long-term value to our shareholders. Stock options motivate our executives to increase shareowner value because the options only have value to the extent the price of MSC stock on the date of exercise exceeds the stock price on the date of grant, and thus compensation is realized only if the stock price increases over the term of the award. Restricted share awards reward and retain the executives by offering them the opportunity to receive MSC shares on the date the restrictions lapse so long as they continue to be employed by the company. The Committee does not have a policy on allocating between options and restricted stock awards, but seeks to balance the retentive value of restricted stock awards which have a more stable value as compared with options.

        The Committee's policy in recent years has been to provide for vesting in four equal increments on each of the first four anniversary dates of the date of grant for stock options with terms of seven or ten years. For grants of restricted stock, the Committee's policy has been to provide for vesting in three increments, with 50% of the grant vesting on the third anniversary and 25% vesting on each of the fourth and fifth anniversaries. The Committee believes that these vesting periods are longer than the periods found competitively in our industry and that this aspect of our equity compensation package promotes executive retention and management stability, and fosters focus on long-term growth aligned with building shareholder value.

        In granting equity awards, the Committee takes into consideration the dilutive effect on earnings to all of our shareholders once the shares are issued or vested, and seeks to mitigate this effect by repurchasing shares from time to time under our stock buyback program.

        As discussed below under "—Change of Control Arrangements," the vesting of outstanding stock options and the lapse of restrictions on restricted stock are accelerated upon a change of control of the company only in limited circumstances.

  Grants During Fiscal Year 2008 (in Respect of Fiscal Year 2007 Performance)

        The number of stock options and restricted shares granted to the named executive officers (other than our Chairman) in fiscal year 2008, and the grant-date fair value of these awards determined in accordance with FAS 123R, are shown in the Fiscal Year 2008 Grants of Plan-Based Awards table beginning on page 38 of this proxy statement. These equity awards were granted in respect of fiscal year 2007 performance. Equity awards granted in October 2007 were based on overall company and individual performance of the named executive officers, and were intended to produce total direct compensation approximating the 75th percentile of our peer companies.

  Grants During Fiscal Year 2009 (in Respect of Fiscal Year 2008 Performance)

        The number of stock options and restricted shares granted to the named executive officers (other than our Chairman) in fiscal year 2009, and the grant-date fair value of these awards determined in accordance with FAS 123R, are shown in the Equity Awards Granted in the First Quarter of Fiscal Year 2009 table beginning on page 39 of this proxy statement. These equity awards were granted in respect of fiscal year 2008 performance. Equity awards granted in October 2008 were lower in value from equity awards granted in October 2007, based on overall company and individual performance of the named executive officers, and were intended to produce total direct compensation trending toward the 50th percentile of our peer companies, as compared to total direct compensation for fiscal year 2007 which approximated the 75th percentile of our peer companies.

  Administration of Equity Award Grants

        The Committee grants options with exercise prices set at the market price on the date of grant, based on the closing market price on the date of grant. Our current policy is that options and restricted share awards to executive officers and other senior officers are granted on an annual basis at the October meeting of the Committee, which occurs when our Board reviews annual financial results and when the Committee completes its annual compensation review process. The approval process specifies the individual receiving the grant, the number of shares subject to options and the dollar value of restricted shares, with the number of restricted shares to be determined based on the closing price of our shares on the date of grant. Grants for employees other than officers also are approved by the Committee and the Committee does not delegate authority for making grants to any member of management. Our current policy provides that grants to non-executive new hires and follow on grants to non-executives are made on pre-determined dates in each fiscal quarter. We do not time our equity award grants relative to the release of material non-public information.

  Stock Ownership Policy

        We do not have any stock ownership requirements for our executives. We believe that the extended vesting provisions of our options and restricted stock awards for our executives properly align their interests with those of our shareholders, and encourage and incentivize long-term planning and strategic initiatives to enhance shareholder value.

  Benefits

        We provide our executives with certain health, insurance, travel and other perquisites. Our executives can participate in our 401(k) plan (which includes company matching contributions of 50% up to the first 6% of a participant's contributions), our Stock Purchase Plan and our health benefit and insurance programs on the same basis as all our employees. We provide our Chief Executive Officer with aircraft commutation and local housing benefits, and our Chairman with a personal assistant in each case on a "grossed up" basis to reimburse the executive for income taxes on such benefits. See "Executive Compensation—Summary Compensation Table" beginning on page 36 of this proxy statement (and the perquisites table at footnote 5 thereto) for additional detail and quantification of these benefits. We provide our executives with either a car allowance or a leased vehicle. Generally, our travel policies provide that executives travel coach class (domestic) and business class (international) on company business and pay the travel and related expenses of any family member that may accompany them.

        We do not provide any other executive perquisites such as supplemental life insurance, financial planning, country club membership, or special health benefits.

   Change of Control Arrangements

        All of our named executive officers are parties to "change in control" severance arrangements, other than Mr. Boehlke whose employment agreement provides the same benefits. For a description of our executives' change in control agreements and Mr. Boehlke's employment agreement, see the section entitled "Executive Compensation—Potential Payments Upon Termination or Change in Control" beginning on page 43 of this proxy statement.

        We believe that such arrangements are important to promote the stability of our business and our key personnel during the transition period following a change in control transaction, and to keep our executives focused on the business rather than on their employment prospects. These arrangements serve to assure the retention of key executives in order to successfully execute a change of control transaction. To this end, the change of control benefits only are provided if the executive remains with the company through the change of control and is terminated or his duties are substantially changed, commonly referred to as a "double trigger." However, in the case of Mr. Sandler, his agreement also provides for a lump sum cash severance payment upon a change in control of the company. See the section entitled "Executive Compensation—Potential Payments Upon Termination or Change in Control—Employment and Change in Control Agreements" beginning on page 43 of this proxy statement. We do not have any other severance arrangements with our named executive officers, other than in respect of the operation of the acceleration features of our equity plans, as discussed below.

        As discussed in more detail in the section entitled "Executive Compensation—Potential Payments Upon Termination or Change in Control—Equity Award Plans" beginning on page 45 of this proxy statement, since January 2006, all stock options and restricted stock awards have been made under the 2005 Omnibus Equity Plan. Under the 2005 Omnibus Equity Plan, in the event of a change in control transaction pursuant to a merger agreement, outstanding stock options and restricted stock awards shall be continued, assumed or substituted if so provided in the merger agreement. In the absence of a merger agreement which addresses the effects of a change of control, the vesting of outstanding options shall accelerate and the restrictions applicable to all restricted stock awards shall lapse and all such awards shall be settled at a change of control price, which is generally defined as the highest price paid in a tender offer or merger transaction. The Committee believes that these provisions provide our Board with appropriate flexibility to address the treatment of options and restricted shares in a merger or similar transaction that is approved by our Board, while providing appropriate protections to our executives and other employees in transactions which are not approved by our Board.

Federal Income Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code of 1986 prevents us from taking a tax deduction for non-performance-based compensation in excess of $1 million in any fiscal year paid to our Chief Executive Officer and the three other most highly compensated executive officers (excluding our Chief Financial Officer). We design our compensation programs to consider the effect of Section 162(m) together with the objectives of our compensation programs. We will pay non-deductible compensation when necessary to achieve our executive compensation objectives. Stock options granted under our equity compensation plans qualify as performance-based compensation for purposes of Section 162(m), but restricted share awards under such plans and annual cash bonuses under our annual cash incentive program do not qualify.

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The table below sets forth the compensation of the following named executive officers for services rendered to the company during the fiscal years ended September 1, 2007 and August 30, 2008:

  •
  our President and Chief Executive Officer;

  •
  our Executive Vice President and Chief Financial Officer; and

  •
  the three other most highly compensated executive officers serving as executive officers at the end of the 2008 fiscal year.

        A detailed description of the plans and programs under which our named executive officers received the following compensation can be found in the section entitled "Compensation Discussion and Analysis" beginning on page 24 of this proxy statement. Additional information about these plans and programs is included in the additional tables and discussions which follow the Summary Compensation Table.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
David Sandler	2008	722,750	534,676	1,435,128	706,215	475,367	3,874,136
President and Chief Executive Officer	2007	651,461	297,767	954,332	1,164,400	354,769	3,422,729
Charles Boehlke	2008	457,359	342,103	650,195	244,810	7,180	1,701,647
Executive Vice President and Chief Financial Officer	2007	440,572	190,365	524,736	403,650	7,180	1,566,503
Mitchell Jacobson	2008	975,000	—	—	—	220,699	1,195,699
Chairman of the Board	2007	975,000	—	30,733	—	220,590	1,226,323
Thomas Cox	2008	312,613	197,825	452,800	164,819	21,596	1,149,653
Executive Vice President, Sales	2007	301,279	103,275	323,469	271,700	22,072	1,021,795
Eileen McGuire	2008	263,310	129,525	276,218	112,956	7,192	789,201
Senior Vice President, Human Resources	2007	251,350	71,388	212,806	186,300	6,347	728,191

(1)
The amounts shown in this column reflect the executive's actual base salary.

(2)
The amounts in this column do not reflect compensation actually received by the named executive officers nor do they reflect the actual value that will be recognized by the named executive officers. Instead, the amounts reflect the compensation expense for restricted stock grants recognized for financial statement reporting purposes (exclusive of any assumptions for forfeitures related to service-based vesting conditions) in accordance with FAS 123R during fiscal years 2008 and 2007. These amounts include expense for grants made in the fiscal year shown as well as in prior fiscal years. The full grant-date fair value of restricted stock granted in fiscal year 2008 is reflected in the Fiscal Year 2008 Grants of Plan-Based Awards table beginning on page 38 of this proxy statement. For information regarding assumptions made in calculating the amounts reflected in this column for grants made in fiscal years 2006, 2007 and 2008, please refer to Note 10 to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the fiscal year ended August 30, 2008. For information regarding assumptions made in calculating the amounts reflected in this column for grants made prior to fiscal year 2006, see Note 10 to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the respective fiscal years.

(3)
The amounts in this column do not reflect compensation actually received by the named executive officers nor do they reflect the actual value that will be recognized by the named executive officers. Instead, the amounts reflect the compensation expense for stock option grants recognized for financial statement reporting purposes (exclusive of any assumptions for forfeitures related to service-based vesting conditions) in accordance with FAS 123R during fiscal years 2008 and 2007. These amounts include expense for grants made in the fiscal year shown as well as in prior fiscal years. The full grant-date fair value of stock options granted in fiscal year 2008 is reflected in the Fiscal Year 2008 Grants of Plan-Based Awards table beginning on page 38 of this proxy statement. For information regarding assumptions made in calculating the amounts reflected in this column for grants made in fiscal years 2006, 2007 and 2008, please refer to Note 10 to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the fiscal year ended August 30, 2008. For information regarding assumptions made in calculating the amounts reflected in this column for grants made prior to fiscal year 2006, see Note 10 to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the respective fiscal years.

(4)
The amounts shown in this column for 2008 reflect amounts earned in fiscal year 2008 (although paid in fiscal year 2009) pursuant to our annual cash incentive awards program for our named executive officers. For more information, see the Fiscal Year 2008 Grants of Plan-Based Awards table beginning below and the section entitled "Compensation Discussion and Analysis—Fiscal Year 2008 Executive Compensation—Annual Incentive Bonus Program" beginning on page 30 of this proxy statement.

(5)
The following table provides a breakdown of the compensation included in the "All Other Compensation" column for fiscal year 2008:

Name	Housing and Travel ($)(1)	Personal Use of Company Aircraft ($)(2)	Administrative Assistant ($)(3)	Auto Allowance ($)	401(k) Match ($)	Group Term Life Insurance ($)	Tax Gross-Ups ($)(4)	Total ($)
David Sandler	47,288	358,247	—	16,500	6,657	430	46,245	475,367
Charles Boehlke	—	—	—	—	6,750	430	—	7,180
Mitchell Jacobson	—	—	121,701	—	3,375	774	94,849	220,699
Thomas Cox	—	—	—	14,400	6,916	280	—	21,596
Eileen McGuire	—	—	—	—	7,005	187	—	7,192

(1)
The amount in this column includes a housing allowance of $41,288 for an apartment for Mr. Sandler's use and a travel allowance of $6,000.

(2)
The amount in this column represents personal use for commutation trips of an aircraft in which we have an interest, reflecting the company's total incremental cost of such use. We use a methodology to determine incremental costs based on aircraft fuel, landing and parking services, crew travel expenses and other expenses.

(3)
In fiscal year 2008, we provided Mr. Jacobson with access to an employee of the company to serve as Mr. Jacobson's personal administrative assistant. The number in this column reflects our payroll and fringe benefit cost of this assistant.

(4)
The amount in this column for Mr. Sandler reflects tax gross-ups made to reimburse Mr. Sandler for income taxes paid in fiscal year 2008 in respect of the compensation attributed to him for personal use of the aircraft of $9,391, and travel reimbursement and use of his Melville, New York apartment of $36,854. The amount in this column for Mr. Jacobson reflects tax gross-up payments made to reimburse Mr. Jacobson for the income taxes paid in respect of the compensation attributed to him for the use of the personal administrative assistant.

Fiscal Year 2008 Grants of Plan-Based Awards

        The following table shows the stock options and the restricted stock awards granted to our named executive officers in fiscal year 2008 (in respect of fiscal year 2007 performance) and the estimated possible payouts under the cash incentive awards granted to our named executive officers in respect of fiscal year 2008 performance. Mr. Jacobson did not receive any grants of plan-based awards in fiscal year 2008.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
					All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Option (#)(3)
								Grant Date Fair Value of Stock and Option Awards ($)(5)
							Exercise or Base of Option Awards ($/Sh)(4)
Name	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)
David Sandler	—	200,850	803,400	1,205,100	—	—	—	—
	10/18/2007	—	—	—	12,632	—	—	608,989
	10/18/2007	—	—	—	—	150,000	48.21	1,986,000
Charles Boehlke	—	69,625	278,500	417,750	—	—	—	—
	10/18/2007	—	—	—	7,592	—	—	366,010
	10/18/2007	—	—	—	—	40,000	48.21	529,600
Thomas Cox	—	46,875	187,500	281,250	—	—	—	—
	10/18/2007	—	—	—	5,393	—	—	259,997
	10/18/2007	—	—	—	—	40,000	48.21	529,600
Eileen McGuire	—	32,125	128,500	192,750	—	—	—	—
	10/18/2007	—	—	—	2,925	—	—	141,014
	10/18/2007	—	—	—	—	20,000	48.21	264,800

(1)
These columns reflect the potential threshold, target and maximum annual cash incentive compensation payable to such named executive officer in respect of fiscal year 2008. Amounts actually earned in fiscal year 2008 are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table. For additional information, see the section entitled "Compensation Discussion and Analysis—Fiscal Year 2008 Executive Compensation—Annual Incentive Bonus Program" beginning on page 30 of this proxy statement.

(2)
This column reflects restricted stock awards granted in fiscal year 2008 (in respect of fiscal year 2007 performance) pursuant to our 2005 Omnibus Equity Plan. These awards vest 50% on the third anniversary of the grant date, and 25% on each of the succeeding two anniversaries of the date of grant. The restricted stock granted to our named executive officers has no express performance criteria other than continued employment (with limited exceptions for termination of employment due to death, disability, retirement and change in control). For additional information, see the section entitled "Compensation Discussion and Analysis—Fiscal Year 2008 Executive Compensation—Long-Term Stock-based Compensation" beginning on page 33 of this proxy statement. For the restricted stock awards granted to our named executive officers in respect of fiscal year 2008 performance (although made in fiscal year 2009) see the Equity Awards Granted in the First Quarter of Fiscal Year 2009 table below.

(3)
This column reflects stock option awards granted in fiscal year 2008 (in respect of fiscal year 2007 performance) pursuant to our 2005 Omnibus Equity Plan. The stock options granted to our named executive officers in fiscal year 2008 have a seven-year term and fully vest over four years, with 25% of the stock options vesting on each of the first four anniversaries of the date of grant. The stock options granted to our named executive officers have no express performance criteria other than continued employment (with limited exceptions for termination of employment due to death, disability, retirement and change in control). For additional information, see the section entitled "Compensation Discussion and Analysis—Fiscal Year 2008 Executive Compensation—Long-Term Stock-based Compensation" beginning on page 33 of this proxy statement. For the stock options granted to our named executive officers in respect of fiscal year 2008 performance (although made in fiscal year 2009) see the Equity Awards Granted in the First Quarter of Fiscal Year 2009 table below.

(4)
Awards were issued at fair market value, which we determined based on the closing price of a share of our Class A common stock as quoted on the New York Stock Exchange on the day of the grant.

(5)
The amounts in this column do not reflect compensation actually received by the named executive officers nor do they reflect the actual value that will be recognized by the named executive officers. Instead, the amounts represent the full grant date fair value of awards as calculated in accordance with FAS 123R. The grant date fair value is the amount that we will expense in our financial statements over the award's vesting schedule. For restricted stock awards, fair value is the closing price of a share of our Class A common stock as quoted on the New York Stock Exchange on the day of the grant, October 18, 2007, which was $48.21. The fair values shown for stock options are accounted for in accordance with FAS 123R. For additional information on the valuation assumptions, please refer to Note 10 to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the fiscal year ended August 30, 2008.

  Dividends declared from time to time on our outstanding shares of Class A common stock are paid on our restricted stock awards, including the portion on which the restrictions have not lapsed, since the shares are outstanding. The quarterly dividend rate for the first three quarters in fiscal year 2008 was $0.18 per share and was increased to $0.20 per share for the last quarter.

Equity Awards Granted in the First Quarter of Fiscal Year 2009

        On October 16, 2008, we granted stock options and restricted stock to all of our named executive officers, other than Mr. Jacobson, in respect of fiscal year 2008 performance, which are not listed in the above tables, as follows:

Name	Number of Stock Options Granted (#)(1)	Value of Stock Options Granted ($)(2)	Number of Restricted Shares Granted (#)(3)	Value of Restricted Shares Granted ($)(4)
David Sandler	150,000	1,507,500	15,996	608,968
Charles Boehlke	40,000	402,000	9,613	365,967
Thomas Cox	40,000	402,000	6,829	259,980
Eileen McGuire	20,000	201,000	3,703	140,973

(1)
This column reflects stock option awards granted in the first quarter of fiscal year 2009 (in respect of fiscal year 2008 performance) pursuant to our 2005 Omnibus Equity Plan. The stock options granted to our named executive officers in fiscal year 2009 have a seven-year term and fully vest over four years, with 25% of the stock options vesting on each of the first four anniversaries of the date of grant. The stock options granted to our named executive officers have no express performance criteria other than continued employment (with limited exceptions for termination of employment due to death, disability, retirement and change in control). For additional information, see the section entitled "Compensation Discussion and Analysis—Fiscal Year 2008 Executive Compensation—Long-Term Stock-based Compensation" beginning on page 33 of this proxy statement.

(2)
The stock options granted were valued at $10.05 per share in accordance with FAS 123R.

(3)
This column reflects restricted stock awards granted in the first quarter of fiscal year 2009 (in respect of fiscal year 2008 performance) pursuant to our 2005 Omnibus Equity Plan. These awards vest 50% on the third anniversary of the grant date, and 25% on each of the succeeding two anniversaries of the date of grant. The restricted stock granted to our named executive officers has no express performance criteria other than continued employment (with limited exceptions for termination of employment due to death, disability, retirement and change in control). For additional information, see the section entitled "Compensation Discussion and Analysis—Fiscal Year 2008 Executive Compensation—Long-Term Stock-based Compensation" beginning on page 33 of this proxy statement.

(4)
These values are based upon the grant date fair value of $38.07 per share, which was the closing price of a share of our Class A common stock as quoted on the New York Stock Exchange on that date, in accordance with FAS 123R.

 Outstanding Equity Awards at 2008 Fiscal Year-End Table

        The following table shows the amount of outstanding stock option and restricted stock awards previously granted and held by the named executive officers as of August 30, 2008.

        The market value of the stock awards is based on the closing price of a share of our Class A common stock as of August 29, 2008, the last business day of our 2008 fiscal year, which was $50.93.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
						Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
				Option Exercise Price ($)
					Option Expiration Date
Name	Exercisable	Unexercisable
David Sandler	9,696	14,000	(1)	23.41	10/19/2013	—		—
	45,750	15,250	(2)	32.40	10/25/2011	—		—
	30,500	30,500	(3)	37.45	10/20/2012	—		—
	32,500	97,500	(4)	42.78	10/15/2013	—		—
	—	150,000	(5)	48.21	10/17/2014	—		—
	—	—		—	—	4,875	(6)	248,284
	—	—		—	—	6,747	(7)	343,625
	—	—		—	—	11,526	(8)	587,019
	—	—		—	—	13,675	(9)	696,468
	—	—		—	—	12,632	(10)	643,348
Charles Boehlke	21,000	10,500	(1)	23.41	10/19/2013	—		—
	31,500	10,500	(2)	32.40	10/25/2011	—		—
	21,000	21,000	(3)	37.45	10/20/2012	—		—
	10,500	31,500	(4)	42.78	10/15/2013	—		—
	—	40,000	(5)	48.21	10/17/2014	—		—
	—	—		—	—	2,730	(6)	139,039
	—	—		—	—	4,617	(7)	235,144
	—	—		—	—	7,886	(8)	401,634
	—	—		—	—	8,228	(9)	419,052
	—	—		—	—	7,592	(10)	386,661
Mitchell Jacobson	250,000	—		14.50	9/20/2011	—		—
Thomas Cox	6,896	—		14.50	9/20/2011	—		—
	20,000	5,000	(1)	23.41	10/19/2013	—		—
	15,000	5,000	(2)	32.40	10/25/2011	—		—
	12,500	12,500	(3)	37.45	10/20/2012	—		—
	10,000	30,000	(4)	42.78	10/15/2013	—		—
	—	40,000	(5)	48.21	10/17/2014	—		—
	—	—		—	—	1,290	(6)	65,700
	—	—		—	—	2,202	(7)	112,148
	—	—		—	—	3,850	(8)	196,081
	—	—		—	—	5,844	(9)	297,635
	—	—		—	—	5,393	(10)	274,665

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
						Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
				Option Exercise Price ($)
					Option Expiration Date
Name	Exercisable	Unexercisable
Eileen McGuire	16,000	4,000	(1)	23.41	10/19/2013	—		—
	11,625	3,875	(2)	32.40	10/25/2011	—		—
	8,500	8,500	(3)	37.45	10/20/2012	—		—
	5,000	15,000	(4)	42.78	10/15/2013	—		—
	—	20,000	(5)	48.21	10/17/2014	—		—
	—	—		—	—	960	(6)	48,893
	—	—		—	—	1,705	(7)	86,836
	—	—		—	—	3,033	(8)	154,471
	—	—		—	—	3,156	(9)	160,735
	—	—		—	—	2,925	(10)	148,970

(1)
The remaining stock options became exercisable on October 20, 2008.

(2)
The remaining stock options became exercisable on October 26, 2008.

(3)
One-half of these stock options became exercisable on October 21, 2008. The remaining one-half of these stock options shall become exercisable on October 21, 2009.

(4)
One-third of these stock options became exercisable on October 16, 2008. Another one-third of these stock options shall become exercisable on each of October 16, 2009 and October 16, 2010.

(5)
One-quarter of these stock options became exercisable on October 18, 2008. Another one-quarter of these stock options shall become exercisable on each of October 18, 2009, October 18, 2010 and October 18, 2011.

(6)
The restrictions on one-third of these shares shall lapse on each of January 6, 2009, January 6, 2010 and January 6, 2011.

(7)
The restrictions on one-half of these shares shall lapse on each of January 4, 2009 and January 4, 2010.

(8)
The restrictions on one-half of these shares shall lapse on January 10, 2009. The restrictions on the remaining shares shall lapse ratably on each of January 10, 2010 and January 10, 2011.

(9)
The restrictions on one-half of these shares shall lapse on October 16, 2009. The restrictions on the remaining shares shall lapse ratably on each of October 16, 2010 and October 16, 2011.

(10)
The restrictions on one-half of these shares shall lapse on October 18, 2010. The restrictions on the remaining shares shall lapse ratably on each of October 18, 2011 and October 18, 2012.

Fiscal Year 2008 Option Exercises and Stock Vested

        The following table shows (i) the number of shares of our Class A common stock acquired upon the exercise of stock options by the named executive officers in fiscal year 2008, (ii) the number of shares of restricted stock held by the named executive officers which vested in fiscal year 2008, and (iii) the value realized upon the exercise of such stock options and the vesting of such shares, in each case before payment of any applicable withholding tax and broker commissions. Mr. Jacobson did not exercise any stock options in fiscal year 2008 and does not hold any restricted stock of the company.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
David Sandler	4,304	88,792	8,372	325,252
Charles Boehlke	—	—	5,526	214,685
Thomas Cox	4,038	132,024	2,631	102,214
Eileen McGuire	15,000	498,138	2,024	78,632

(1)
The amounts in this column reflect the aggregate dollar amount realized upon exercise of the options determined by the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(2)
The amounts in this column reflect the aggregate dollar amount realized upon the vesting of stock determined by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

Pension Benefits and Nonqualified Deferred Compensation

        Our named executive officers do not receive any compensation in the form of pension benefits or nonqualified deferred compensation.

Potential Payments Upon Termination or Change of Control

  Employment and Change in Control Agreements

        We have entered into a written employment agreement with Mr. Boehlke and a written change in control agreement with each of the other named executive officers, other than Mr. Jacobson. The terms of these agreements are outlined below. In addition to these agreements, each of the named executive officers, other than Mr. Jacobson, executed a confidentiality, non-solicitation and non-competition agreement under which each executive agreed not to use or disclose any confidential information relating to the company during the executive's employment and after termination. Each executive also agreed not to compete with the company or to solicit any employees of the company during his or her employment and for two years following termination of his or her employment. All payments under the change in control arrangements are contingent on the executives complying with the foregoing obligations.

        Under the terms of our executives' change in control agreements, and under Mr. Boehlke's employment agreement, "cause" is generally defined to include (i) the commission by the executive of a felony or a crime of moral turpitude, (ii) dishonesty, disloyalty, fraud, embezzlement, theft, disclosure of trade secrets or confidential information or other breaches of fiduciary duties owed to the company and (iii) reporting to work or working under the influence of an intoxicant or a controlled substance which renders the executive incapable of performing his or her duties to the satisfaction of the company.

        In addition, a change in control of the company will be deemed to have occurred under our executives' change in control agreements, and under Mr. Boehlke's employment agreement, if (i) any person or group of persons other than Mr. Jacobson, Ms. Gershwind, a member of the Jacobson or Gershwind families or any related trust or affiliate acquires ownership of more than 50% of the combined equity or voting power of the company; (ii) a majority of the members of our Board are replaced during any 12-month period by directors whose appointment or election was not endorsed by a majority of the members of our Board prior to such appointment or election; or (iii) there is a change in the ownership of a substantial portion of the company's assets, excluding certain transfers to shareholders and affiliates.

  David Sandler

        David Sandler and the company are parties to a change in control agreement. The agreement provides that in the event of a change in control of the company, as defined in the agreement, we shall pay a lump sum payment of $1,200,000 to Mr. Sandler.

        The agreement further provides that if within five years after the occurrence of a change in control, (a) we terminate Mr. Sandler's employment other than for cause or (b) Mr. Sandler resigns following a material reduction in his duties or reporting responsibilities, annual base salary, status or working conditions, then we shall pay Mr. Sandler a lump sum payment equal to (i) five times his annual base salary in effect immediately before such termination or change in circumstances, plus (ii) five times the largest annual cash incentive award paid to Mr. Sandler during the three years preceding the termination, minus (iii) the base salary and cash incentive amounts paid to Mr. Sandler during the period between the occurrence of the change in control of the company and the termination of Mr. Sandler's employment. As a condition to receiving this severance payment, Mr. Sandler must execute a general release in favor of the company.

        We have agreed to indemnify Mr. Sandler on an after-tax (grossed up) basis against certain excise taxes that may arise from such payments being classified as "excess parachute payments" under Section 280G of the Code.

  Charles Boehlke

        Charles Boehlke and the company are parties to an employment agreement. The initial term of the change in control and related provisions in the agreement expires in December 2008 and will renew for an additional three-year term expiring in December 2011. Thereafter, the term automatically renews for successive three-year terms unless terminated by us, in our sole discretion, upon notification to Mr. Boehlke at least eighteen months prior to the end of the then current term.

        Mr. Boehlke's employment agreement provides that in the event that his employment is terminated, other than for cause (assuming no change in control as discussed below), Mr. Boehlke shall be entitled to a severance payment in an amount equal to the highest annual base salary he received during his employment with the company and will receive an automobile allowance and healthcare coverage benefits for one year following such termination. We will also retain Mr. Boehlke as a financial consultant for one year from the date of his termination at a rate of $2,500 per annum. All unexercised equity awards held by Mr. Boehlke which have vested shall expire thirty days after the termination of such consultancy in accordance with the terms of the applicable equity plan.

        In the event that Mr. Boehlke's employment is terminated for cause, Mr. Boehlke shall be entitled to receive any accrued and unpaid base compensation through the date of termination only.

        The agreement further provides that if within two years after the occurrence of a change in control of the company (as defined in the agreement), (a) we terminate Mr. Boehlke's employment other than for cause or (b) Mr. Boehlke terminates his employment following a material reduction in his duties or reporting responsibilities, annual base salary, status or working conditions, then we shall pay Mr. Boehlke a payment equal to (i) two times his annual base salary in effect immediately before such termination, plus (ii) two times his targeted cash incentive award in effect immediately prior to the termination or change in circumstances, plus (iii) the pro rata portion of his targeted cash incentive award in effect immediately prior to the termination or change in circumstances. As a condition to receiving his severance payment, Mr. Boehlke must execute a general release in favor of the company.

        The Company has agreed to indemnify Mr. Boehlke on an after-tax (grossed up) basis against certain excise taxes that may arise from such payments being classified as "excess parachute payments" under Section 280G of the Code.

        In addition, if Mr. Boehlke's employment is terminated after the occurrence of a change in control as described above, we shall provide Mr. Boehlke with outplacement services for up to six months and healthcare coverage, if elected by Mr. Boehlke, for up to eighteen months. Mr. Boehlke shall continue to receive, at our expense, the automobile allowance provided under his employment agreement for the lesser of two years and the remainder of the automobile lease in effect following the termination of his employment.

  Thomas Cox and Eileen McGuire

        Each of Thomas Cox and Eileen McGuire has a change of control agreement with the company. The initial term of each agreement expires in December 2008 and will renew for an additional three-year term expiring in December 2011. Thereafter, the term automatically renews for successive three-year terms unless terminated by us, in our sole discretion, upon notification to the executive at least eighteen months prior to the end of the then current term.

        Each agreement further provides that if within two years after the occurrence of a change in control of the company (as defined in the respective agreements), (a) we terminate the executive's employment other than for cause or (b) the executive terminates his or her employment following a material reduction in his or her duties or reporting responsibilities, annual base salary, status or working conditions, then we shall pay the executive a payment equal to (i) two times the executive's annual base salary in effect immediately before such termination, plus (ii) two times the executive's targeted cash incentive award in effect immediately prior to the termination or change in circumstances, plus (iii) the pro rata portion of the executive's targeted cash incentive award in effect immediately prior to the termination or change in circumstances. As a condition to receiving his or her severance payment, the executive must execute a general release in favor of the company.

        We have agreed to indemnify each of Mr. Cox and Ms. McGuire on an after-tax (grossed up) basis against certain excise taxes that may arise from such payments being classified as "excess parachute payments" under Section 280G of the Code.

        In addition, if the executive's employment is terminated after the occurrence of a change in control as described above, we shall provide the executive with outplacement services for up to six months and healthcare coverage, if elected by the executive, for up to eighteen months. The executive shall continue to receive, at our expense, the automobile allowance provided under his or her employment agreement for the lesser of two years and the remainder of the automobile lease in effect following the termination of his or her employment.

  Equity Award Plans

        The number of unvested equity awards held by each named executive officer as of August 30, 2008 is listed above in the Outstanding Equity Awards at 2008 Fiscal Year-End table. The outstanding equity awards at the end of fiscal year 2008 were granted to the named executive officers under our 1995 Restricted Stock Plan, 1998 Stock Option Plan, 2001 Stock Option Plan and 2005 Omnibus Equity Plan. All of the outstanding stock options under the 1998 Stock Option Plan have already vested and would therefore not be affected by a change in control of the company. The remaining equity plans provide certain benefits to plan participants in the event of the termination of such participant's employment or a change in control of the company. The terms of these benefits are described below. We will not grant any future awards under the 1995 Restricted Stock Plan, 1998 Stock Option Plan or 2001 Stock Option Plan, although we will deliver shares upon the exercise of stock options or the vesting of restricted shares already granted under such plans.

        In connection with their long-term incentive awards, the named executive officers are required to sign an agreement containing confidentiality and non-competition provisions designed to protect the Company's confidential and proprietary information and to preserve the Company's competitive advantages.

  1995 Restricted Stock Plan

        Pursuant to our 1995 Restricted Stock Plan, in the event that the employment of a named executive officer is terminated by reason of death, disability, retirement, or is otherwise terminated without cause, the restrictions on outstanding restricted stock lapse and the shares become fully vested. In the event of a change in control, the restrictions on outstanding restricted stock held by the named executive officers lapse, and all such shares shall become fully vested and transferable.

        Under our 1995 Restricted Stock Plan, a change in control will be deemed to have occurred if (i) any person or group is or becomes the beneficial owner of more than 50% of the combined voting power of the company, (ii) individuals who constitute a majority of the members of our Board at any time, along with any persons nominated by a majority of the members of our Board, cease to be a majority of the directors, (iii) the shareholders approve certain mergers or consolidations of the company or (iv) the shareholders approve a plan of liquidation or a plan to dispose of all or substantially all of the company's assets.

  2001 Stock Option Plan

        Pursuant to our 2001 Stock Option Plan, in the event that the employment of a named executive officer is terminated by reason of death, disability or retirement, all unvested stock options held by the named executive officer become immediately exercisable until the first anniversary of such termination or until the stock options expire by their terms, whichever is shorter. An employee will be deemed to have retired if his or her employment is terminated without cause, death or disability, on or after age 65, provided the employee has a total of five years of service with the company.

        In the event of a change in control, the vesting of all outstanding and unvested stock options held by the named executive officers accelerates and becomes immediately exercisable. Under our 2001 Stock Option Plan, a change in control will be deemed to have occurred if (i) any person or group is or becomes the beneficial owner of more than 50% of the combined voting power of the company, (ii) individuals who constitute a majority of the members of our Board at any time, along with any persons nominated by a majority of the members of our Board, cease to be a majority of the directors, (iii) the shareholders approve certain mergers or consolidations of the company or (iv) the shareholders approve a plan of liquidation or a plan to dispose of all or substantially all of the company's assets.

  2005 Omnibus Equity Plan

        Pursuant to our 2005 Omnibus Equity Plan, in the event that the employment of a named executive officer is terminated by reason of death, disability or retirement, all unvested stock options held by the named executive officer become immediately exercisable until the first anniversary of such termination or until the stock options expire by their terms, whichever is shorter. An employee will be deemed to have retired if his or her employment is terminated without cause, death or disability, on or after age 65, provided the employee has a total of five years of service with the company.

        In the event of a change in control, the vesting of all outstanding and unvested stock options held by each named executive officer will accelerate and become immediately exercisable, the restrictions applicable to all outstanding shares of restricted stock held by the named executive officer will lapse, and all shares of restricted stock shall become fully vested and transferable. However, the vesting of such awards will not accelerate if the agreement that effects the change in control provides for the assumption or substitution of such awards, the continuation of the awards (if the company is the surviving company), or a specified cash payment in exchange for such awards. A change in control of the company will be deemed to have occurred for purposes of the 2005 Omnibus Equity Plan in the same circumstances as described above under the section entitled "—Employment and Change in Control Agreements."

 Potential Payments Upon Termination or Change in Control Table
as of August 29, 2008

        The following table reflects the estimated amounts payable to each of the named executive officers (other than Mr. Jacobson) upon the termination of his or her employment under certain circumstances or upon a change in control. These estimates assume that the termination of employment or change in control was effective as of August 29, 2008, the last business day of our 2008 fiscal year, and that the price per share of our common stock on that date was $50.93. The actual amounts payable can only be calculated at the time of the event. Mr. Jacobson was not eligible for any benefits or other compensation upon the termination of his employment or upon a change in control. None of the named executive officers was eligible for retirement under the terms of our equity grant agreements as of August 30, 2008.

Name and Benefits	Involuntary Termination Without Cause ($)(1)	Change In Control ($)(2)	Change in Control and Termination ($)(3)(4)	Death or Disability ($)(5)
David Sandler
Severance	—	1,200,000	10,722,000	—
Accelerated Vesting of Stock Options	—	2,635,553	2,635,553	2,281,628
Accelerated Vesting of Restricted Stock	—	2,572,844	2,572,844	2,518,743

Total	—	6,408,397	15,930,397	4,800,371

Charles Boehlke
Severance	462,594	—	1,659,618	—
Auto Allowance	10,907	—	21,814	—
Outplacement Services	—	—	25,000	—
Medical Benefits	7,484	—	11,226	—
Financial Consulting Fee	2,500	—	—	—
Accelerated Vesting of Stock Options	—	1,234,375	1,234,375	1,132,130
Accelerated Vesting of Restricted Stock	—	1,615,429	1,615,429	1,581,529

Total	483,485	2,849,804	4,567,462	2,713,659

Thomas Cox
Severance	—	—	1,132,547	—
Auto Allowance	—	—	28,800	—
Outplacement Services	—	—	25,000	—
Medical Benefits	—	—	27,014	—
Accelerated Vesting of Stock Options	—	852,150	852,150	752,050
Accelerated Vesting of Restricted Stock	—	967,803	967,803	946,228

Total	—	1,819,953	3,033,314	1,698,278

Eileen McGuire
Severance	—	—	888,868	—
Auto Allowance	—	—	10,479	—
Outplacement Services	—	—	25,000	—
Medical Benefits	—	—	16,690	—
Accelerated Vesting of Stock Options	—	523,164	523,164	473,114
Accelerated Vesting of Restricted Stock	—	612,937	612,937	599,904

Total	—	1,136,101	2,077,138	1,073,018

(1)
The amounts in this column reflect estimated amounts payable upon the involuntary termination of employment of Mr. Boehlke without cause, in accordance with the terms of Mr. Boehlke's employment agreement.

(2)
The severance amount in this column for Mr. Sandler reflects the estimated amount payable to Mr. Sandler upon a change in control of the company, in accordance with the terms of Mr. Sandler's change in control agreement. The estimated values of the accelerated stock options and restricted stock listed in this column for each of the named executive officers, in accordance with the terms of our equity incentive plans, are based on the highest reported sales price of a share of our Class A common stock during the 60 days prior to, and including, August 30, 2008, which was $52.36, as quoted on the New York Stock Exchange on August 15, 2008 for grants made pursuant to our 2005 Omnibus Equity Plan and based on the closing price on August 29, 2008, which was $50.93, for grants made pursuant to our prior equity incentive plans.

(3)
Each of the named executive officers executed a confidentiality, non-solicitation and non-competition agreement under which each executive agreed not to use or disclose any confidential information relating to the company during the executive's employment and after termination. Each executive also agreed not to compete with the company or to solicit any employees of the company during his or her employment and for two years following termination of his or her employment. All payments under the change in control arrangements are contingent on the executives complying with the foregoing obligations and executing a general release in favor of the company.

(4)
The amounts in this column reflect estimated amounts payable (i) upon a change of control of the company, in accordance with the terms of our equity incentive plans and (ii) upon the termination of employment of the named executive officers within a certain period following a change in control of the company, (a) by the company, without cause or (b) by the officer, following a change of such officer's circumstances at the company. The estimated values of the accelerated stock options and restricted stock listed in this column for each of the named executive officers are based on the highest reported sales price of a share of our Class A common stock during the 60 days prior to, and including, August 30, 2008, which was $52.36, as quoted on the New York Stock Exchange on August 15, 2008 for grants made pursuant to our 2005 Omnibus Equity Plan and based on the closing price on August 29, 2008, which was $50.93, for grants made pursuant to our prior equity incentive plans.

(5)
The amounts in this column reflect estimated amounts payable upon the death or disability of a named executive officer under the terms of our equity incentive plans. The estimated values of the accelerated stock options and restricted stock listed in this column are based on the closing price of a share of our Class A common stock as reported on the New York Stock Exchange on August 29, 2008, which was $50.93.

 DIRECTOR COMPENSATION

        Our Nominating and Corporate Governance Committee is responsible for reviewing and making recommendations with respect to the compensation of our non-employee directors. The committee's policy is to engage a compensation consultant every year to conduct a full review and benchmarking of the non-employee directors' compensation in order to ensure that our directors' compensation is in line with peer companies competing for director talent.

        The key objective of our non-employee directors' compensation program is to attract and retain highly qualified directors with the necessary skills, experience and character to oversee our management. In addition, our compensation program is designed to align the interests of our Board with the long-term interests of our shareholders. The compensation program is also designed to recognize the time commitment, expertise and potential liability required of active Board membership. We compensate our non-employee directors with a mix of cash and equity-based compensation. Directors who are also employees of the company do not receive any compensation for their service on our Board.

        For the fiscal year ended August 30, 2008, we paid each non-employee director the following compensation:

  •
  a retainer per director for service on our Board of $42,000 per year;

  •
  a fee for attendance at a Board meeting of $2,000 per meeting;

  •
  a fee for attendance at a committee meeting of $1,700 per meeting;

  •
  an additional retainer for the chairman of each of the Audit, Compensation, and Nominating and Corporate Governance Committees of $5,000 per year; and

  •
  an annual grant of stock options to purchase 5,000 shares of our Class A common stock per director upon their election or reelection to our Board; 50% of these stock options vest on the first anniversary of the date of grant and 50% vest on the second anniversary of the date of grant.

        Beginning in fiscal year 2009, we have replaced the annual grant of stock options with an annual grant of restricted shares of our Class A common stock. Upon each director's election or re-election to our Board, such director will receive a restricted stock award consisting of such number of shares having an aggregate fair market value of $80,000 on the date of grant. Such restricted shares will vest 50% on each of the first and second anniversaries of the date of grant.

        Pursuant to our 2005 Omnibus Equity Plan, in the event that a director ceases to provide services to the company by virtue of his or her death, disability or retirement, all unvested stock options held by the director become immediately exercisable until the first anniversary of such termination or until the stock options expire by their terms, whichever is shorter. In addition, in the event of a change in control of the company, the vesting of all outstanding and unvested stock options held by each director will accelerate and become immediately exercisable, the restrictions applicable to all outstanding shares of restricted stock held by the director will lapse, and all shares of restricted stock shall become fully vested and transferable. However, the vesting of such awards will not accelerate if the agreement that effects the change in control provides for the assumption or substitution of such awards, the continuation of the awards (if the company is the surviving company), or a specified cash payment in exchange for such awards. A change in control of the company will be deemed to have occurred for purposes of the 2005 Omnibus Equity Plan in the same circumstances as described above under the section entitled "Executive Compensation—Potential Payments Upon Termination or Change in Control—Employment and Change in Control Agreements."

        Director compensation is paid quarterly in arrears. The cash compensation of directors who serve less than a full quarter is pro-rated for the number of days actually served. Directors who are appointed between annual shareholder meetings receive a pro-rated equity award upon appointment to our Board. In addition, we reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in connection with attending in-person board or committee meetings and for fees incurred in attending continuing education courses for directors that are approved in advance by the company.

        The following table presents the compensation paid to our non-employee directors in respect of fiscal year 2008 for their services as directors. Messrs. Mitchell Jacobson and David Sandler, who are employees of the company, did not receive compensation for their services as directors of the company.

Director Summary Compensation in Fiscal Year 2008

Name of Director	Fees Earned in Cash ($)(1)	Option Awards ($)(2)(3)	Total ($)
Roger Fradin (4)	77,500	64,995	142,495
Denis Kelly (4)	87,950	64,995	152,945
Philip Peller (4)	84,200	64,995	149,195
Raymond Langton (4)(5)	22,250	46,811	69,061

(1)
Reflects cash retainers, committee meeting fees and board meeting fees earned by our non-employee directors for services provided during fiscal year 2008.

(2)
The amounts in this column do not reflect compensation actually received by our non-employee directors nor do they reflect the actual value that will be recognized by the non-employee directors. Instead, the amounts reflect the compensation expense for stock option grants recognized for financial reporting purposes (exclusive of any assumptions for forfeitures) under FAS 123R for the fiscal year ended August 30, 2008 and prior fiscal years. For information regarding assumptions made in calculating the amounts reflected in this column for grants made in fiscal years 2006, 2007 and 2008, please refer to Note 10 to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the fiscal year ended August 30, 2008. For information regarding assumptions made in calculating the amounts reflected in this column for grants made prior to fiscal year 2006, see Note 10 to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the respective fiscal years.

(3)
On January 8, 2008, each director named above, except for Mr. Langton, was granted stock options to purchase 5,000 shares of our Class A common stock with a grant date fair value under FAS 123R of $11.19 per share for each director. The grant date fair values of the January 8, 2008 grants were calculated using the Black-Scholes option valuation model with the following assumptions: risk-free interest rate of 3.28%, expected life of 5.9 years, expected volatility of 31.25%, expected dividend yield of 1.9% and an exercise price of $38.52 per share. The fair value of each director's January 8, 2008 grant was $55,950.

(4)
The table below shows the aggregate number of stock options held by our non-employee directors as of August 30, 2008. Mr. Langton, who resigned from our Board and each of the committees of our Board on December 7, 2007, did not own any stock options as of August 30, 2008.

Name of Director	Stock Options (in number of shares)
Roger Fradin	35,000
Denis Kelly	25,000
Philip Peller	29,844
(5)
Mr. Langton resigned from our Board and each of the committees of our Board on December 7, 2007.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee consists of Messrs. Fradin, Kelly and Peller. None of the members of the Compensation Committee were, during or prior to fiscal year 2008, an officer of the company or any of its subsidiaries or had any relationship with us other than serving as a director and as a de minimis shareholder. In addition, except as described below, none of our directors has interlocking or other relationships with other boards, compensation committees or our executive officers that require disclosure under Item 407(e)(4) of Regulation S-K.

        The Nominating and Corporate Governance Committee was informed in late November 2007 that Mitchell Jacobson, our Chairman of the Board, and members of his family had formed a private investment company and employed Mr. Langton as an executive officer of that company during fiscal year 2008, at a salary of $300,000 per annum, effective March 1, 2007. During fiscal year 2008, Mr. Langton served as a member of our Compensation Committee until his resignation from our Board and each committee of our Board on December 7, 2007. During such time, Mr. Jacobson also served as the Chairman of the private investment company.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Written Related Person Transactions Policy

        We have adopted a written related person transactions policy detailing the policies and procedures relating to transactions that may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of the company and our shareholders. The Nominating and Corporate Governance Committee must review and approve any related person transaction proposed to be entered into and if appropriate, ratify any such transaction previously commenced and ongoing. The Nominating and Corporate Governance Committee may delegate its authority under the policy to the Chairman of the Nominating and Corporate Governance Committee, who may act alone. The Chairman will report to the Nominating and Corporate Governance Committee at the next meeting any approval made pursuant to such delegated authority. Based on its consideration of all of the relevant facts and circumstances, the Nominating and Corporate Governance Committee will decide whether or not to approve any related person transaction.

        Under our related person transactions policy, any relationship, arrangement or transaction between the company and (a) any director, executive officer or any immediate family member of either a director or an executive officer, (b) any beneficial owner of more than 5% of our Class A common stock or (c) any entity in which any of the foregoing is employed or is a partner, principal or owner of a 5% or more ownership interest, is deemed a related person transaction, subject to certain exceptions, including (i) transactions available to all employees generally, (ii) transactions involving less than $25,000 in any 12-month period when aggregated with all similar transactions during such period, (iii) transactions involving executive compensation approved by our Compensation Committee or director compensation approved by our Board and (iv) certain charitable contributions.

Related Person Transactions

  Employment of Erik Gershwind

        Erik Gershwind, the nephew of Mitchell Jacobson (Chairman of our Board) and the son of Marjorie Gershwind (Mr. Jacobson's sister), is employed as our Senior Vice President of Product Management and Marketing. Mr. Jacobson and Ms. Gershwind are also our principal shareholders. In fiscal year 2008, Mr. Gershwind was compensated with a base salary of $245,865. In addition, on October 18, 2007, Mr. Gershwind received a stock award of 2,593 restricted shares of our Class A common stock, with a total aggregate fair market value of $125,009 on the date of grant, and a grant of

18,000 options to purchase shares of our Class A common stock at an exercise price of $48.21 per share, and a Black-Scholes value of $13.24 per share. Mr. Gershwind also received $112,956 as compensation in fiscal year 2008 under our annual cash incentive awards program and is entitled to participate in all of the employee benefit plans available to our executives.

        Effective November 1, 2008, Mr. Gershwind's annual base salary is $256,237 per annum. From August 30, 2008 to November 1, 2008, Mr. Gershwind's annual base salary was $247,572. On October 16, 2008, Mr. Gershwind received a stock award of 3,283 restricted shares of our Class A common stock, with a total aggregate fair market value of $124,984 on the date of grant, and a grant of 18,000 options to purchase shares of our Class A common stock at an exercise price of $38.07 per share, and a Black-Scholes value of $10.05 per share. In addition, Mr. Gershwind will participate in our annual cash incentive bonus program for fiscal year 2009.

  Real Estate Affiliate Transactions

        We are affiliated with three real estate entities, which we refer to as the real estate affiliates. The real estate affiliates are owned and controlled by our principal shareholders, Mitchell Jacobson, our Chairman, and his sister, Marjorie Gershwind.

        One real estate affiliate leases a distribution center located in Atlanta, Georgia to Sid Tool, our operating subsidiary. The square footage of the distribution center is approximately 529,000 square feet. The terms of the lease agreement were independently determined to be at fair market value at the time we entered into the lease. On April 1, 2008, we and the landlord entered into an amendment to the lease, which provided for a 172,000 square foot expansion of this facility and an extension of the lease term until 2030. The parties agreed that Sid Tool would make monthly rental payments of approximately $185,000 until June 2009, after which the payments will increase pursuant to the terms of the lease amendment. In addition, the landlord paid construction costs of approximately $5,400,000 in accordance with the terms of the lease amendment. Based on local market terms and data compiled by an independent real estate consultant, we believe the lease amendment to be on arm's length terms. The total rent paid by Sid Tool under the foregoing lease agreement was approximately $1,800,000 in fiscal year 2008. The aggregate rent to be paid by Sid Tool under the remaining lease term is approximately $52,600,000, including approximately $2,200,000 to be paid in fiscal year 2009.

        Another real estate affiliate leases to Sid Tool a branch office located in Pawtucket, Rhode Island with square footage of approximately 9,000 square feet. The rent paid by Sid Tool was approximately $72,500 in fiscal year 2008. The aggregate rent to be paid by Sid Tool under the remaining lease term, which expires in fiscal 2010, is approximately $133,980, including approximately $73,080 to be paid in fiscal year 2009. We believe that the terms of the foregoing arrangement are at least as favorable to the company as could have been obtained from unaffiliated third parties at the time the lease was entered into.

        Sid Tool jointly owned a property in Plainview, New York with another real estate affiliate, each owning 50% of the property. The premises were leased to a third party. On August 27, 2008, Sid Tool sold its interest in the property to the real estate affiliate for approximately $1,806,250. In addition, the real estate affiliate agreed to pay Sid Tool 50% of any net profit realized from the sale of the property to an unaffiliated third party occurring within one year of the closing. The terms of the sale were negotiated on an arm's length basis and were reviewed and approved by our Nominating and Corporate Governance Committee. During fiscal year 2008, our portion of the rent paid by the tenant was approximately $146,000.

   Split-Dollar Life Insurance Agreements

        In 1994 and 1995, Sid Tool, Mitchell Jacobson and the trustees of insurance trusts established by Mr. Jacobson entered into certain split-dollar life insurance agreements pursuant to which Sid Tool agreed to assist the insurance trusts in the payment of premiums due on certain life insurance policies in exchange for the assignment of certain rights in these policies to Sid Tool. On October 18, 2007, the parties terminated these agreements and released all of their interests in the agreements, including Sid Tool's collateral interests in the insurance trusts. Sid Tool has been reimbursed in full for the $1,660,406 in aggregate premiums that were paid by Sid Tool pursuant to the agreements; the Mitchell Jacobson 1994 Insurance Trust reimbursed Sid Tool in the amount of $1,466,522 and the Mitchell Jacobson 1991 Insurance Trust reimbursed Sid Tool in the amount of $193,884. Neither Sid Tool nor the company has made any premium payments pursuant to the agreements since the enactment of the Sarbanes Oxley Act of 2002.

  Reimbursement of Company Expenses

        In December 2007, in connection with our review of the relationship between Mr. Langton and a private investment company indirectly owned by Mr. Jacobson and members of his family, discussed above in the section entitled "Corporate Governance—Director Independence," Mr. Jacobson offered to reimburse the company for legal fees and expenses of $209,260 incurred by us in connection with the review of the relationship and related matters. The Nominating and Corporate Governance Committee accepted Mr. Jacobson's offer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The information set forth in the following table is furnished as of November 24, 2008, except as otherwise noted, with respect to any person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) who is known by us to be the beneficial owner of more than 5% of any class of our voting securities. Except as otherwise indicated, the persons listed below have advised us that they have sole voting and investment power with respect to the shares listed as owned by them.

        Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has voting or investment power with respect to such shares. Shares of Class A common stock subject to options that are currently exercisable or are exercisable within 60 days of November 24, 2008 are deemed to be outstanding and to be beneficially owned by the person holding such awards for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. In addition, since all of the shares of Class B common stock are convertible at the option of the holder into Class A common stock on a share-for-share basis, the beneficial owner of shares of Class B common stock is deemed to be a beneficial owner of the same number of shares of Class A common stock. In indicating below the amount and nature of a person's beneficial ownership of Class A common stock and the percentage of the class owned by such person, it has been assumed that such person has converted into Class A common stock all shares of Class B common stock of which such person is a beneficial owner. Furthermore, such shares of Class A common stock are deemed outstanding for the purpose of computing the percentage ownership of the holder of the Class B common stock, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

        In the table below, percentage ownership is based on 43,883,869 shares of our Class A common stock and 18,389,874 shares of our Class B common stock outstanding as of November 24, 2008.

	Class A common stock			Class B common stock
Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership		Percent of Class	Amount & Nature of Beneficial Ownership		Percent of Class	Percent Voting Power (1)
Entities associated with Lone Pine Capital LLC (2)	4,923,117		11.2%	—		—	2.2%
Entities associated with BAMCO, Inc. (3)	4,390,701		10.0%	—		—	1.9%
Capital World Investors (4)	2,900,000		6.6%	—		—	1.3%
Scout Capital Management, LLC (5)	2,271,600		5.2%	—		—	*
Mitchell Jacobson (6)	11,742,826	(8)	21.2%	11,250,706	(9)	61.2%	49.5%
Marjorie Gershwind (7)	4,009,813	(10)	8.5%	3,462,962	(11)	18.8%	15.4%
Erik Gershwind (6)	1,407,558	(12)	3.1%	1,271,703	(13)	6.9%	5.6%
Stacey Bennett (7)	1,275,512	(14)	2.8%	1,271,703	(15)	6.9%	5.6%
Trust under Trust Agreement Dated September 12, 2005 (7)	1,132,800	(16)	2.5%	1,132,800	(17)	6.2%	5.0%

*
Less than 1%

(1)
Voting power represents the combined voting power of Class A common stock and Class B common stock owned beneficially by such person. On all matters to be voted upon at the annual meeting and any adjournments or postponements thereof, the holders of the Class A common stock and the Class B common stock vote together as a single class, with each record holder of Class A common stock entitled to one vote per share of Class A common stock and each record holder of Class B common stock entitled to ten votes per share of Class B common stock. For the purpose of calculating the voting power of each beneficial owner, shares of Class A common stock subject to options that are currently exercisable or are exercisable within 60 days of November 24, 2008 have been excluded and shares of Class B common stock are included on a non-converted basis only.

(2)
Based on information supplied by Lone Pine Capital LLC in an amended Schedule 13G filed with the SEC on January 15, 2008 and Forms 4 filed with the SEC on September 19, 2008 and September 24, 2008. The address of Lone Pine Capital LLC and the associated entities is Two Greenwich Plaza, Greenwich, Connecticut 06830. Lone Spruce, L.P. is deemed to have shared voting and dispositive power over 49,196 of these shares; Lone Balsam, L.P. is deemed to have shared voting and dispositive power over 107,965 of these shares; Lone Sequoia, L.P. is deemed to have shared voting and dispositive power over 90,194 of these shares; Lone Cascade, L.P. is deemed to have shared voting and dispositive power over 2,182,754 of these shares; Lone Sierra, L.P. is deemed to have shared voting and dispositive power over 167,902 of these shares; Lone Pine Associates LLC is deemed to have shared voting and dispositive power over 247,355 of these shares; Lone Pine Members LLC is deemed to have shared voting and dispositive power over 2,350,656 of these shares; Lone Pine Capital LLC is deemed to have shared voting and dispositive power over 2,325,106 of these shares; and Stephen F. Mandel, Jr. is deemed to have shared voting and dispositive power over 4,923,117 of these shares. Stephen F. Mandel, Jr. is the Managing Member of (i) Lone Pine Associates, LLC, which is the general partner of Lone Spruce, L.P., Lone Balsam, L.P. and Lone Sequoia, L.P., (ii) Lone Pine Members LLC, which is the general partner of Lone Cascade, L.P. and Lone Sierra, L.P., and (iii) Lone Pine Capital LLC.

(3)
Based on information supplied by BAMCO, Inc. in a Schedule 13G/A filed with the SEC on November 10, 2008. The address of BAMCO, Inc. and its associated entities is 767 Fifth Avenue,

  New York, New York 10153. Baron Capital Group, Inc. is deemed to have shared voting power over 4,096,180 of these shares and shared dispositive power over 4,390,701 of these shares. BAMCO, Inc. is deemed to have shared voting power over 3,900,265 of these shares and shared dispositive power over 4,194,786 of these shares. Baron Capital Management, Inc. is deemed to have shared voting and dispositive power over 195,915 of these shares. Ronald Baron is deemed to have shared voting power over 4,096,180 of these shares and shared dispositive power over 4,390,701 of these shares. Ronald Baron owns a controlling interest in Baron Capital Group, Inc., which is the parent of BAMCO, Inc. and Baron Capital Management, Inc.

(4)
Based on information supplied by Capital World Investors, a division of Capital Research and Management Company, in a Schedule 13G filed on February 11, 2008. The address of Capital World Investors is 333 South Hope Street, Los Angeles, California 90071. Capital World Investors is deemed to have sole voting and dispositive power over all of these shares.

(5)
Based on information supplied by Scout Capital Management, LLC in a Schedule 13G filed on July 16, 2008. The address of Scout Capital Management, LLC is 640 Fifth Avenue, 22nd Floor, New York, New York 10019. Scout Capital Management, LLC, Adam Weiss and James Crichton are each deemed to have shared voting and dispositive power over all of these shares.

(6)
This beneficial owner's address is c/o MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, New York 11747.

(7)
This beneficial owner's address is c/o Jacobson Family Investments, Inc., Carnegie Hall Tower, 152 West 57th Street, New York, New York 10019.

(8)
This number includes (a) 170,169 shares of Class A common stock owned directly by Mr. Jacobson, (b) 71,951 shares of Class A common stock, which may be deemed to be beneficially owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson 2005 GRAT #2, a trust for the benefit of Mr. Jacobson's son, of which Mr. Jacobson's spouse is a co-trustee; (c) 250,000 shares of Class A common stock issuable upon the exercise by Mr. Jacobson of stock options that are presently exercisable or exercisable within 60 days of November 24, 2008; and (d) 11,250,706 shares of Class B common stock, which are convertible into shares of our Class A common stock on a share-for-share basis at any time, and which are discussed in more detail in footnote 9 below. Mr. Jacobson disclaims beneficial ownership of the shares held by the Mitchell L. Jacobson 2005 GRAT #2.

(9)
This number includes (a) 6,138,078 shares of Class B common stock owned directly by Mr. Jacobson; (b) 1,676,048 shares of Class B common stock, which may be deemed to be beneficially owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson 2005 GRAT, of which Mr. Jacobson's spouse is a co-trustee; (c) 158,071 shares of Class B common stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #7; (d) 128,509 shares of Class B common stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #8; (e) 500,000 shares of Class B common stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #9; (f) 250,000 shares of Class B common stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #10; (g) 250,000 shares of Class B common stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #11; (h) 250,000 shares of Class B common stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #12; (i) 500,000 shares of Class B common stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #13; (j) 500,000 shares of Class B common stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #14; (k) 600,000 shares of Class B common stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #15; and (l) 300,000 shares of Class B common stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #16. Mr. Jacobson disclaims beneficial ownership of all shares of Class B common stock owned by the Mitchell L. Jacobson 2005 GRAT, the Mitchell L. Jacobson GRAT #7, the Mitchell L.

  Jacobson GRAT #8, the Mitchell L. Jacobson GRAT #9, the Mitchell L. Jacobson GRAT #10, the Mitchell L. Jacobson GRAT #11, the Mitchell L. Jacobson GRAT #12, the Mitchell L. Jacobson GRAT #13, the Mitchell L. Jacobson GRAT #14, the Mitchell L. Jacobson GRAT #15 and the Mitchell L. Jacobson GRAT #16.

(10)
This number includes (a) 424,451 shares of Class A common stock owned directly by Ms. Gershwind; (b) 122,400 shares of Class A common stock, which may be deemed to be beneficially owned by Ms. Gershwind as Settlor of the Marjorie Diane Gershwind 1994 Qualified Fifteen Year Annuity Interest Trust; and (c) 3,462,962 shares of Class B common stock, which are convertible into shares of our Class A common stock on a share-for-share basis at any time, and which are discussed in more detail in footnote 11 below. Ms. Gershwind disclaims beneficial ownership of all shares of Class A common stock and Class B common stock owned by the Marjorie Diane Gershwind 1994 Qualified Fifteen Year Annuity Interest Trust and all shares of Class B common stock owned by the Marjorie Diane Gershwind GRAT #2, the Marjorie Diane Gershwind GRAT #3, the Marjorie Diane Gershwind GRAT #4 and the Marjorie Diane Gershwind 2006 GRAT #1.

(11)
This number includes (a) 1,842,993 shares of Class B common stock owned directly by Ms. Gershwind; (b) 496,246 shares of Class B common stock, which may be deemed to be beneficially owned by Ms. Gershwind as Settlor of the Marjorie Diane Gershwind 1994 Qualified Fifteen Year Annuity Interest Trust; (c) 79,521 shares of Class B common stock, which may be deemed to be beneficially owned by Ms. Gershwind as Settlor of the Marjorie Diane Gershwind 2006 GRAT #1 a trust for the benefit of Ms. Gershwind's spouse and her descendants, of which Ms. Gershwind's spouse is the trustee; (d) 400,000 shares of Class B common stock, which may be deemed to be beneficially owned by Ms. Gershwind as Settlor of the Marjorie Diane Gershwind GRAT #2; (e) 200,000 shares of Class B common stock, which may be deemed to be beneficially owned by Ms. Gershwind as Settlor of the Marjorie Diane Gershwind GRAT #3; and (f) 444,202 shares of Class B common stock, which may be deemed to be beneficially owned by Ms. Gershwind as Settlor of the Marjorie Diane Gershwind GRAT #4. Ms. Gershwind disclaims beneficial ownership of all shares of Class B common stock owned by the Marjorie Diane Gershwind 1994 Qualified Fifteen Year Annuity Interest Trust, the Marjorie Diane Gershwind GRAT #2, the Marjorie Diane Gershwind GRAT #3, the Marjorie Diane Gershwind GRAT #4 and the Marjorie Diane Gershwind 2006 GRAT #1.

(12)
This number includes (a) 31,730 shares of Class A common stock owned directly by Mr. Gershwind; (b) 104,125 shares of Class A common stock issuable upon the exercise by Mr. Gershwind of stock options that are presently exercisable or exercisable within 60 days of November 24, 2008; and (c) 1,271,703 shares of Class B common stock owned directly by Mr. Gershwind, which are convertible into shares of our Class A common stock on a share-for-share basis at any time.

(13)
This number includes 1,271,703 shares of Class B common stock owned directly by Mr. Gershwind.

(14)
This number includes (a) 3,809 shares of Class A common stock owned directly by Ms. Bennett and (b) 1,271,703 shares of Class B common stock owned directly by Ms. Bennett, which are convertible into shares of our Class A common stock on a share-for-share basis at any time.

(15)
This number includes 1,271,703 shares of Class B common stock owned directly by Ms. Bennett.

(16)
This number includes 1,132,800 shares of Class B common stock owned directly by the Trust under Trust Agreement dated September 12, 2005, which are convertible into shares of our Class A common stock on a share-for-share basis at any time.

(17)
This number includes 1,132,800 shares of Class B common stock owned directly by the Trust under Trust Agreement dated September 12, 2005.

 SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth certain information as of November 24, 2008, regarding the Class A common stock and Class B common stock beneficially owned by:

  •
  our President and Chief Executive Officer;

  •
  our Executive Vice President and Chief Financial Officer;

  •
  each director and nominee for director of the company;

  •
  each of our three most highly compensated executive officers (other than the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer) who were serving as such at the end of the last fiscal year; and

  •
  all directors, nominees for director and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has voting or investment power with respect to such shares. Shares of Class A common stock subject to options that are currently exercisable or are exercisable within 60 days of November 24, 2008 are deemed to be outstanding and to be beneficially owned by the person holding such awards for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. In addition, since all of the shares of Class B common stock are convertible at the option of the holder into Class A common stock on a share-for-share basis, the beneficial owner of shares of Class B common stock is deemed to be a beneficial owner of the same number of shares of Class A common stock. In indicating below the amount and nature of a person's beneficial ownership of Class A common stock and the percentage of the class owned by such person, it has been assumed that such person has converted into Class A common stock all shares of Class B common stock of which such person is a beneficial owner. Furthermore, such shares of Class A common stock are deemed outstanding for the purpose of computing the percentage ownership of the holder of the Class B common stock, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

        Except as otherwise indicated, the persons listed below have advised us that they have sole voting and investment power with respect to the shares listed as owned by them. The address of each individual named below is as follows: c/o MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, New York 11747. All fractional shares reported in the table below have been rounded to the nearest whole share.

        In the table below, percentage ownership is based on 43,883,869 shares of our Class A common stock and 18,389,874 shares of our Class B common stock outstanding as of November 24, 2008.

	Class A common stock			Class B common stock
	Amount & Nature of Beneficial Ownership		Percent of Class	Amount & Nature of Beneficial Ownership		Percent of Class	Percent Voting Power (1)
Mitchell Jacobson	11,742,826	(2)	21.2%	11,250,706	(3)	61.2%	49.5%
David Sandler	353,231	(4)	*	—		—	*
Charles Boehlke	203,392	(5)	*	—		—	*
Roger Fradin	74,500	(6)	*	—		—	*
Louise Goeser	—		—	—		—	—
Denis Kelly	39,216	(7)	*	—		—	*
Philip Peller	30,238	(8)	*	—		—	*
Thomas Cox	129,255	(9)	*	—		—	*
Eileen McGuire	82,298	(10)	*	—		—	*
All directors, nominees for director and executive officers as a group (fourteen persons)	14,176,814	(11)	24.7%	12,522,409	(12)	68.1%	55.2%

*
Less than 1%

(1)
Voting power represents the combined voting power of Class A common stock and Class B common stock owned beneficially by such person. On all matters to be voted upon at the annual meeting and any adjournments or postponements thereof, the holders of the Class A common stock and the Class B common stock vote together as a single class, with each record holder of Class A common stock entitled to one vote per share of Class A common stock and each record holder of Class B common stock entitled to ten votes per share of Class B common stock. For the purpose of calculating the voting power of each beneficial owner, shares of Class A common stock subject to options that are currently exercisable or are exercisable within 60 days of November 24, 2008 have been excluded and shares of Class B common stock are included on a non-converted basis only.

(2)
See footnote No. 8 to the Security Ownership of Certain Beneficial Owners table, located on page 55 of this proxy statement.

(3)
See footnote No. 9 to the Security Ownership of Certain Beneficial Owners table, located on page 55 of this proxy statement.

(4)
Includes 113,981 shares of Class A common stock owned directly by Mr. Sandler, 2,000 shares of Class A common stock held in trust by Mr. Sandler for the benefit of his children and 237,250 shares of Class A common stock issuable upon the exercise by Mr. Sandler of stock options that are presently exercisable or exercisable within 60 days of November 24, 2008.

(5)
Includes 71,392 shares of Class A common stock owned directly by Mr. Boehlke and 132,000 shares of Class A common stock issuable upon the exercise by Mr. Boehlke of stock options that are presently exercisable or exercisable within 60 days of November 24, 2008.

(6)
Includes 42,000 shares of Class A common stock jointly owned by Mr. Fradin and his wife and 32,500 shares of Class A common stock issuable upon the exercise by Mr. Fradin of stock options that are presently exercisable or exercisable within 60 days of November 24, 2008.

(7)
Includes 16,716 shares of Class A common stock owned directly by Mr. Kelly and 22,500 shares of Class A common stock issuable upon the exercise by Mr. Kelly of stock options that are presently exercisable or exercisable within 60 days of November 24, 2008.

(8)
Includes 2,854 shares of Class A common stock owned directly by Mr. Peller and 27,384 shares of Class A common stock issuable upon the exercise by Mr. Peller of stock options that are presently exercisable or exercisable within 60 days of November 24, 2008.

(9)
Includes 28,609 shares of Class A common stock owned directly by Mr. Cox and 100,646 shares of Class A common stock issuable upon the exercise by Mr. Cox of stock options that are presently exercisable or exercisable within 60 days of November 24, 2008.

(10)
Includes 19,048 shares of Class A common stock owned directly by Ms. McGuire and 63,250 shares of Class A common stock issuable upon the exercise by Ms. McGuire of stock options that are presently exercisable or exercisable within 60 days of November 24, 2008.

(11)
Includes 612,425 shares of Class A common stock owned directly or indirectly and 1,041,980 shares of Class A common stock issuable upon the exercise of stock options that are presently exercisable or exercisable within 60 days of November 24, 2008. Also includes 12,522,409 shares of Class B common stock beneficially owned or which may be deemed to be beneficially owned by Mr. Jacobson, our Chairman of the Board, or Mr. Erik Gershwind, our Senior Vice President of Product Management and Marketing, which are convertible into shares of our Class A common stock on a share-for-share basis at any time. See footnotes Nos. 8 and 12 to the Security Ownership of Certain Beneficial Owners table, located on pages 55 and 56 of this proxy statement. All of the shares of Class A common stock owned indirectly are owned as described in the footnotes above for our directors, director nominees and named executive officers. In addition, one of our other executive officers shares voting and dispositive power over 4,000 of the shares of Class A common stock owned directly.

(12)
Includes shares of Class B common stock beneficially owned or which may be deemed to be beneficially owned by Mr. Jacobson or Mr. Gershwind. See footnotes Nos. 9 and 13 to the Security Ownership of Certain Beneficial Owners table, located on pages 55 and 56 of this proxy statement.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

        Proposals of shareholders intended for inclusion in our proxy statement for the annual meeting of shareholders in 2010 must be received by us no later than August 6, 2009. The proxy or proxies designated by us will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the next annual meeting of shareholders but not submitted for inclusion in the proxy materials for such annual meeting unless notice of the matter is received by us not later than October 20, 2009 and certain other conditions of the applicable rules of the SEC are satisfied. Shareholder proposals should be directed to our Corporate Secretary, at the address of the company set forth on the first page of this proxy statement.

 DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

        Copies of our 2008 annual report to shareholders are being mailed simultaneously with this proxy statement. If you are a registered shareholder and want to save us the cost of mailing more than one annual report to the same address, we will discontinue, at your request to the Corporate Secretary of the company, mailing of the duplicate copy to the account or accounts you select. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address.

        If you are the beneficial owner, but not the record holder, of shares of our Class A common stock, your broker, bank or other nominee may deliver only one copy of this proxy statement and our 2008 annual report to multiple shareholders who share an address, unless that nominee has received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and our 2008 annual report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request by writing to Corporate Secretary, MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, New York 11747, or calling (516) 812-2000.

OTHER MATTERS

        We will provide to each shareholder, without charge and upon written request, a copy of our Annual Report on Form 10-K and any exhibit thereto. Any such written request should be directed to the office of our Chief Financial Officer, c/o MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, New York 11747.

        It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. We urge you to execute promptly and return the accompanying proxy card in the envelope which has been enclosed for your convenience.

By Order of the Board of Directors,

Steve Armstrong Vice President, General Counsel and Corporate Secretary
Melville, New York December 4, 2008

 ANNEX A

MSC INDUSTRIAL DIRECT CO., INC.

AMENDED AND RESTATED ASSOCIATE STOCK PURCHASE PLAN

(As amended and restated effective November 1, 2008)

        The following are the provisions of the Amended and Restated MSC Industrial Direct Co., Inc. Associate Stock Purchase Plan (the "Plan").

        1.    Purpose.    The purpose of the Plan is to provide Associates of MSC Industrial Direct Co., Inc. (the "Company") and its Subsidiaries with an opportunity to purchase shares of the Company's Class A Common Stock. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan will be construed so as to extend and limit participation consistent with the requirements of the Code.

        2.    Definitions.

        (a)   "Associate" shall mean any person, including an officer, who is customarily employed by the Company or one of its Designated Subsidiaries, for at least twenty (20) hours per week and more than five (5) months in a calendar year.

        (b)   "Board" shall mean the Board of Directors of the Company.

        (c)   "Class A Common Stock" shall mean the Class A Common Stock, $.001 par value, of the Company.

        (d)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (e)   "Compensation" shall mean all regular straight time gross earnings and commissions, and shall include payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

        (f)    "Continuous Status as an Associate" shall mean the absence of any interruption or termination of service as an Associate. Continuous Status as an Associate shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or a Subsidiary, provided that such leave is for a period of not more than 90 days or re-employment upon the expiration of such leave is guaranteed by contract or statute.

        (g)   "Contributions" shall mean all amounts credited to the account of a participant pursuant to the Plan.

        (h)   "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board in its sole discretion as eligible to participate in the Plan.

        (i)    "Exercise Date" shall mean the last business day of each Offering Period of the Plan.

        (j)    "Fair Market Value" shall mean as of any date (i) the closing sale price of the Class A Common Stock on the New York Stock Exchange on such date or, if such day is not a business day, as of the immediately preceding business day, (ii) if there is no sale of the Class A Common Stock on such Exchange on such business day, the average of the bid and asked prices on such Exchange at the close of the market on such business day, and (iii) if the Class A Common Stock is no longer traded on such Exchange, as determined by the Board in its reasonable discretion.

        (k)   "Offering Date" shall mean the first day of each Offering Period of the Plan.

        (l)    "Offering Period" shall mean a period of three (3) months commencing on the following dates of each year except as otherwise determined by the Company:

            (i)  November 1,

           (ii)  February 1,

          (iii)  May 1, and

          (iv)  August 1.

        (m)  "Purchase Price" shall mean 90% of the Fair Market Value of the Class A Common Stock on the Exercise Date, unless otherwise determined by the Board in its discretion. Subject to Section 19 hereof, the Board may from time to time, in its discretion and without shareholder approval, change the method for calculating the Purchase Price, provided that the Purchase Price may not be less than the lesser of (a) 85% of the Fair Market Value of the Company's Class A Common Stock on the Offering Date and (b) 85% of the Fair Market Value on the Exercise Date.

        (n)   "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

        3.    Eligibility.

        (a)   All Associates are eligible to participate in such Offering Period under the Plan commencing on the first day of the month following the completion of both the month in which he or she was hired and the next full calendar month, subject to the requirements of Section 5 and the limitations imposed by Section 423(b) of the Code.

        (b)   An Associate shall not be granted an option under the Plan, if:

            (i)  immediately after the grant, the Associate (or any other person whose stock would be attributed to such Associate pursuant to Section 424(d) of the Code) would own shares and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company; or

           (ii)  the rate of withholding under such option would permit the Associate's rights to purchase shares under all "employee stock purchase plans" (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue (i.e., become exercisable) at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of Fair Market Value of such shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

        4.    Offering Periods.

        (a)   The Plan shall be implemented by consecutive Offering Periods with a new Offering Period to begin on or about November 1, February 1, May 1 and August 1 of each year (or at such other time or times as may be determined by the Board). The first Offering Period shall begin on November 1, 1998.

        (b)   The Board will have the power to change the duration and/or the frequency of an Offering Period with respect to any future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

        5.    Participation.

        (a)   An eligible Associate may become a participant in the Plan by completing a subscription agreement provided by the Company, designating a percentage, between one percent (1%) and fifteen percent (15%) of such Associate's Compensation, to be withheld as a payroll deduction and paid as his or her Contribution to the Plan, and submitting the subscription agreement to the Company's human resources department, or such other person or group as designated by the Company, prior to the applicable Offering Date. Once enrolled, the Associate shall remain enrolled in each subsequent Offering Period of the Plan at the designated payroll deduction unless the Associate withdraws from an Offering Period by providing the Company with a written notice of withdrawal in accordance with Section 10 or files a new subscription agreement prior to the applicable Offering Date changing the Associate's designated payroll deduction.

        (b)   Payroll deductions begin on the first payroll date during the applicable Offering Period and end on the last payroll date on or prior to the Exercise Date of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

        6.    Method of Payment of Contributions.

        (a)   Payroll deductions shall be made on each payroll date during the Offering Period in an amount between one percent (1%) and fifteen percent (15%) (in whole number increments) of a participant's Compensation on each such payroll date.

        (b)   All payroll deductions made by a participant will be credited to his or her account under the Plan.

        (c)   A participant may not make any additional payments into the account.

        (d)   A participant may discontinue his or her participation in the Plan as provided in Section 10, or may change the rate of his or her payroll deduction during an Offering Period by completing and filing with the Company a new authorization for payroll deduction, provided that the Board may, in its discretion, impose reasonable and uniform restrictions on a participant's ability to change the rate of payroll deductions. The change in rate shall be effective no later than fifteen (15) days following the Company's receipt of the new authorization. A participant may decrease or increase the amount of his or her payroll deductions as of the beginning of an Offering Period by completing and filing with the Company, at least fifteen (15) days prior to the beginning of such Offering Period, a new payroll deduction authorization.

        (e)   Notwithstanding the foregoing, to the extent necessary, but only to such extent, to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant's payroll deductions may be automatically decreased to zero percent (0%) at any time during any Offering Period. Payroll deductions shall commence at the rate provided in such participant's subscription agreement at the beginning of the next succeeding Offering Period, unless terminated by the participant as provided in Section 10.

        7.    Grant of Option.

        (a)   An eligible Associate participating in an Offering Period may purchase shares of the Company's Class A Common Stock on the Exercise Date with the Contributions accumulated on or prior to such Exercise Date.

        (b)   The number of whole and fractional shares to be purchased on the Exercise Date shall be determined by dividing the Purchase Price into the Contributions accumulated in the participant's account as of the Exercise Date.

        (c)   The maximum number of shares of the Class A Common Stock which may be purchased during each Offering Period by a participant shall not exceed 5,000 shares, and the purchase is subject to the limitations set forth in Sections 3(b) and 12.

        8.    Exercise of Option.

        (a)   Unless a participant withdraws from the Plan as provided in Section 10, the Associate's option for the purchase of shares will be exercised automatically on the Exercise Date of each Offering Period.

        (b)   The maximum number of whole and fractional shares will be determined based on the Purchase Price and the accumulated Contributions in the participant's account.

        (c)   The shares purchased will be issued to the participant as promptly as practicable after the Exercise Date.

        (d)   The option to purchase shares hereunder is exercisable only by the participant.

        (e)   Notwithstanding anything in the Plan to the contrary, any shares acquired by a participant hereunder after the first Offering Date subsequent to January 6, 2004 may not be assigned, transferred, pledged or otherwise disposed of in any way by the participant for a period of forty-five (45) days (or such other longer or shorter time period (including 0 days) as may be established by the Board in its sole discretion) following the date on which the participant acquired such shares as a result of the exercise of such participant's option.

        9.    Delivery.    As promptly as practicable after the Exercise Date of each Offering Period, the Company shall arrange the delivery of shares to each participant by means of direct deposit into the participant's brokerage account.

        10.    Voluntary Withdrawal; Termination of Employment.

        (a)   A participant may withdraw all, but not less than all, of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time prior to an Exercise Date by giving written notice to the Company on a form provided for such purpose. If the participant withdraws from an Offering Period, all of the participant's payroll deductions credited to his or her account will be paid to the participant as promptly as practicable after receipt of the notice of withdrawal, his or her option for such Offering Period will be automatically canceled, and no further payroll deductions for the purchase of shares will be made during such Offering Period or subsequent Offering Periods, except pursuant to a new subscription agreement filed in accordance with Section 5 hereof.

        (b)   Upon termination of the participant's Continuous Status as an Associate prior to an Exercise Date of an Offering Period for any reason, including retirement or death, the payroll deductions accumulated in his or her account will be returned to him or her as promptly as practicable after such termination or, in the case of death, to the person or persons entitled thereto under Section 14, his or her option will be automatically canceled and he or she will be deemed to have elected to withdraw from the Plan.

        (c)   A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period or in any similar plan that may hereafter be adopted by the Company; provided, that the Board may, in its discretion and subject to compliance with Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), impose reasonable and uniform restrictions on a participant's ability to participate in succeeding Offering Periods.

        11.    Interest.    No interest shall accrue on the Contributions of a participant in the Plan.

        12.    Stock.

        (a)   The maximum number of shares of the Company's Class A Common Stock made available for sale under the Plan is 1,150,000 and is subject to adjustment upon changes in the capitalization of the Company.

        (b)   If the total number of shares subject to options granted exceeds the number of shares available under the Plan, the Company will make a pro rata allocation of the shares remaining available for option grant in a practical and equitable manner. A written notice will be distributed to each Associate stating the reduction of the number of shares due to the adjustment and the corresponding reduction in the Contribution.

        (c)   The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

        (d)   Shares to be delivered to a participant under the Plan will be registered in the name of the participant.

        13.    Administration.    The Board, or a committee appointed by the Board, will:

        (a)   Supervise and administer the Plan and will have full power to adopt, amend and rescind any rules deemed desirable and appropriate and consistent for the administration of the Plan.

        (b)   Construe and interpret the Plan in its sole and absolute discretion, and make all other determinations necessary or advisable for the administration of the Plan.

        14.    Designation of Beneficiary.

        (a)   A participant may file a written designation of a beneficiary who is to receive cash, if any, from the participant's account under the Plan in the event of such participant's death.

        (b)   Designation of a beneficiary may be changed by the participant at any time by written notice.

        (c)   In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company will deliver the cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), then the Company, in its discretion, may deliver the cash to the spouse or to any one or more dependents or relatives of the participant.

        15.    Transferability.

        (a)   Neither Contributions credited to a participant's account nor any rights with regard to an option to purchase shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (except as provided in Section 14).

        (b)   Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

        16.    Use of Funds.    All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

        17.    Reports.    An individual Account Statement will be given to participating Associates promptly following each Exercise Date. The Account Statement will report:

        (a)   amount of Contributions,

        (b)   per share Purchase Price,

        (c)   number of shares purchased, and

        (d)   remaining cash balance (if any).

        18.    Adjustments Upon Changes in Capitalization; Corporate Transactions.

        (a)   In the event that a dividend shall be declared upon the Class A Common Stock payable in shares of Class A Common Stock, the number of shares of Class A Common Stock then subject to any option and the number of shares of Class A Common Stock which may be purchased upon the exercise of options granted under the Plan but not yet covered by an option shall be adjusted by adding to each share the number of shares which would be distributed thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of Class A Common Stock shall be changed into or exchanged for a different number or kind of share of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of Class A Common Stock then subject to any option and for each share of Class A Common Stock which may be purchased upon the exercise of options granted under the Plan but not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of Class A Common Stock shall be so changed or for which each such share shall be exchanged.

        (b)   In the event that there shall be any change, other than as specified in the first paragraph of Section 18(a) hereof, in the number or kind of outstanding shares of Class A Common Stock, or of any stock or other securities into which the Class A Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Board shall, in it sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any option and the number or kind of shares available for issuance in accordance with the provisions of the Plan but not yet covered by an option, such adjustment shall be made by the Board and shall be effective and binding for all purposes of the Plan and of each option.

        (c)   In the case of any substitution or adjustment in accordance with the provisions of this Section 18, the option price in each option for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 18.

        (d)   No adjustment or substitution provided for this Section 18 shall require the Company to issue a fractional share under any option.

        (e)   In the event of dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, the Board, in its discretion, may accelerate the exercise of each option and/or terminate the same within a reasonable time thereafter.

        19.    Amendment or Termination.    The Board may at any time terminate or amend the Plan in whole or part. Except as provided in Section 18 or as necessary to comply with applicable law, stock exchange rules or accounting rules, no such termination may affect options to purchase shares previously granted, nor may an amendment make any change in any option which has been granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain shareholder approval in such manner as required.

        20.    Notices.    All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        21.    Conditions Upon Issuance of Shares.

        (a)   Shares shall not be issued with respect to an option to purchase, unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed.

        (b)   As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

        (c)   Each participant agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two (2) years after the date of grant of the option pursuant to which such shares were purchased.

        22.    Term of Plan; Effective Date.    The Plan shall continue in effect for a term of ten (10) years from November 1, 2008, unless sooner terminated under Section 19. Continuance of the Plan shall be subject to approval by the shareholders of the Company no later than October 16, 2009. Such shareholder approval shall be obtained in the manner required under the New York Business Corporation Law.

        23.    No Rights to Continued Employment.    Neither this plan, nor the grant of any option hereunder, shall confer any right on any Associate or restrict the right of the Company or any Subsidiary to terminate such Associate's employment or service to the Company or such Subsidiary.

        24.    Responsibility.    Neither the Company, the Board, any Subsidiary, nor any director, officer or employee of the Company or any Subsidiary shall be liable to any Associate under the Plan for any mistake of judgment or omission or wrongful act unless resulting from willful misconduct or intentional misfeasance.

        25.    Governing Law.    The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of New York and any applicable United States federal laws.

Annual Meeting Proxy Card

A.    Proposals

Proposal 1: Election of Directors

The Board of Directors recommends a vote FOR the listed nominees to serve for one-year terms:

	For	Withhold		For	Withhold		For	Withhold
01—Mitchell Jacobson	☐	☐	04—Denis Kelly	☐	☐	07—Charles Boehlke	☐	☐
02—David Sandler	☐	☐	05—Philip Peller	☐	☐
03—Roger Fradin	☐	☐	06—Louise Goeser	☐	☐

Proposal 2: Amendments to our Associate Stock Purchase Plan

The Board of Directors recommends a vote FOR the following proposal:

	For	Against	Abstain
To amend our Associate Stock Purchase Plan, to (i) increase the number of shares available under the plan by 350,000 shares of our Class A common stock, (ii) extend the term of the plan by ten years, through October 31, 2018 and (iii) make certain other administrative changes.	☐	☐	☐
Mark this box with an X if you have made comments below.	☐

Proposal 3: Ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm for Fiscal Year 2009

The Board of Directors recommends a vote FOR the following proposal:

	For	Against	Abstain
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2009.	☐	☐	☐
Mark this box with an X if you have made comments below.	☐

B.    Non-Voting Items

Change of Address—Please print new address below.

Comments—Please print your comments below.

C.    Authorized Signatures—Date and Sign Below—This section must be completed for your vote to be counted.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your complete title.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.

/ /

Proxy—MSC INDUSTRIAL DIRECT CO., INC.

Wednesday, January 7, 2009, 9:00 am
JPMorgan Chase Conference Center
(Lower Level)
395 North Service Road
Melville, NY 11747

ANNUAL MEETING OF SHAREHOLDERS—JANUARY 7, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Shelley Boxer and Steve Armstrong as the undersigned's proxy, with full power of substitution, to vote all shares of Class A common stock of MSC Industrial Direct Co., Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the 2009 annual meeting of shareholders of the Company to be held on Wednesday, January 7, 2009 at 9:00 a.m., local time, at the JPMorgan Chase Conference Center, lower level, at 395 North Service Road, Melville, New York 11747, and at any adjournments or postponements thereof and, without limiting the generality of the power hereby conferred, the proxy nominees named above and each of them are specifically directed to vote as indicated on the reverse side.

The undersigned, if a participant in the MSC Industrial Direct Co., Inc. 401(k) Plan, directs T. Rowe Price Trust Company, Directed Trustee, to vote all shares of Class A common stock of the Company allocated to his or her account, as indicated on the reverse side, at the 2009 annual meeting of shareholders, including any continuation of the meeting caused by any adjournments or postponements of the meeting, upon such business as may properly come before the meeting, including items specified on the reverse side.

All shares of Class A common stock registered in your name and/or held for your benefit in the plan described above are shown on this card. The shares represented hereby will be voted in accordance with the directions given by the shareholder. If a properly signed proxy is returned without choices marked, and if not otherwise directed, the shares represented by this proxy registered in your name will be voted "FOR" each of the directors listed in Proposal No. 1, and "FOR" Proposals Nos. 2 and 3. If a properly signed direction card regarding the MSC Industrial Direct Co., Inc. 401(k) Plan shares is returned without choices marked, and if not otherwise directed, the shares represented by the voting direction card will not be voted.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, including any continuation of the meeting caused by any adjournments or postponements of the meeting.

Please mark, date and sign, and return promptly this proxy in the enclosed envelope.

Only shareholders of record at the close of business on November 19, 2008 are entitled to notice of and to vote at the 2009 annual meeting and any adjournments or postponements thereof.

All shareholders are cordially invited to attend the 2009 annual meeting. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed proxy card as promptly as possible and return it in the postage-paid envelope provided. Any shareholder attending the meeting may vote in person even if he or she has already returned a proxy.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE SIDE